                                                                    EXHIBIT 10.1

                           ASSET PURCHASE AGREEMENT


                                 ARCHIVEX INC.

                                      AND

                         PIERCE LEAHY COMMAND COMPANY



                          Made as of February 4, 1998

                               TABLE OF CONTENTS


                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

Section 1.1     Purchase and Sale of Assets................................  3
Section 1.2     Purchase Price.............................................  6
Section 1.3     Non-Competition and Confidentiality Agreement..............  7
Section 1.4     Assumption of Certain Liabilities..........................  7
Section 1.5     Goods and Services Tax and Quebec Sales Tax Elections......  8
Section 1.6     Date, Time and Place of Closing............................  8

                                   ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPALS

Section 2.1     Status....................................................   9
Section 2.2     Due Authorization.........................................   9
Section 2.3     Enforceability of Obligations.............................  10
Section 2.4     Absence of Conflicting Agreements.........................  11
Section 2.5     Title to Purchased Assets.................................  12
Section 2.6     Sufficiency of the Purchased Assets.......................  13
Section 2.7     No Expropriation..........................................  13
Section 2.8     Real Property.............................................  13
Section 2.9     Real Property Leases......................................  16
Section 2.10    Personal Property.........................................  16
Section 2.11    Intellectual Property.....................................  17
Section 2.12    Data Processing...........................................  17
Section 2.13    Inventories...............................................  18
Section 2.14    Legal Matters.............................................  18
Section 2.15    Management Agreements.....................................  18
Section 2.16    Contracts, Leases, Agreements and Other Commitments.......  19
Section 2.17    Employee Agreements.......................................  20
Section 2.18    Employees and Employee Benefit Plans......................  21
Section 2.19    Financial Information.....................................  22
Section 2.20    Books and Records.........................................  22
Section 2.21    Liabilities...............................................  23
Section 2.22    Conflicts of Interest.....................................  23
Section 2.23    Actions Since Date of Financial Statements................  23
Section 2.24    Permits and Licences......................................  24
Section 2.25    Compliance with Laws......................................  24
Section 2.26    Suppliers and Customers...................................  24
Section 2.27    GST Registration..........................................  25
Section 2.28    Residence of Seller.......................................  25
Section 2.29    Environmental Matters.....................................  25
Section 2.30    Taxes.....................................................  27
Section 2.31    Insurance.................................................  27

                                      (i)

Section 2.32    Brokerage Fees............................................  27
Section 2.33    Full Disclosure...........................................  28
Section 2.34    Knowledge.................................................  28
Section 2.35    Docuguard.................................................  28

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1     Status....................................................  29
Section 3.2     Due Authorization.........................................  29
Section 3.3     Enforceability of Obligations.............................  29
Section 3.4     Absence of Conflicting Agreements.........................  29
Section 3.5     Consents and Approvals....................................  30
Section 3.6     Litigation................................................  30
Section 3.7     GST Registration..........................................  30

                                   ARTICLE 4

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES


Section 4.1     Survival of Representations and Warranties of Seller and
                  Principals..............................................  31
Section 4.2     Survival of Representations and Warranties of Purchaser...  31
Section 4.3     Covenants.................................................  32

                                   ARTICLE 5

                      CONDUCT OF BUSINESS PENDING CLOSING


Section 5.1     Conduct of Business Pending Closing.......................  33
Section 5.2     Conduct of Business after Due Diligence Termination Date..  34
Section 5.3     Risk of Loss..............................................  34
Section 5.4     Exclusive Dealings........................................  35

                                   ARTICLE 6

                        FURTHER COVENANTS AND AGREEMENTS


Section 6.1     Due Diligence.............................................  36
Section 6.2     Schedules and Exhibits....................................  36
Section 6.3     Access to Information.....................................  37
Section 6.4     Books and Records.........................................  38
Section 6.5     Cooperation...............................................  38
Section 6.6     Escrow Agreement..........................................  38
Section 6.7     Employment of Employees...................................  39
Section 6.8     Severance Costs...........................................  40
Section 6.9     Employer Health Tax.......................................  41
Section 6.10    Employee Benefit Plans....................................  41
Section 6.11    Transfer Taxes............................................  42

                                     (ii)

Section 6.12    Investment Canada Act.....................................  42
Section 6.13    Environmental Audit.......................................  42
Section 6.14    Compliance with Bulk Sales Legislation....................  42
Section 6.15    Change of Name............................................  43
Section 6.16    Performance by Seller.....................................  43
Section 6.17    Gestion 19-12 Ltee........................................  43
Section 6.18    Accounts Receivable and Trade Payables....................  43
Section 6.19    Non-Competition...........................................  44
Section 6.20    Docuguard.................................................  45
Section 6.21    Shelving..................................................  45

                                   ARTICLE 7

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

Section 7.1     Representations and Warranties............................  46
Section 7.2     Performance of Agreements.................................  46
Section 7.3     Due Diligence Investigations..............................  46
Section 7.4     Exhibits and Schedules....................................  46
Section 7.5     Board Approval............................................  46
Section 7.6     No Material Adverse Change................................  47
Section 7.7     No Actions, Etc...........................................  47
Section 7.8     Bankers' Approval.........................................  47
Section 7.9     Permits...................................................  47
Section 7.10    Consents; Acknowledgement of Lessor.......................  47
Section 7.11    Liens.....................................................  48
Section 7.12    Receipt of Environmental Audit............................  48
Section 7.13    Reorganization............................................  48
Section 7.14    Owned Real Property.......................................  48
Section 7.15    Deliveries................................................  48

                                   ARTICLE 8

                      CONDITIONS TO OBLIGATIONS OF SELLER

Section 8.1     Representations and Warranties............................  49
Section 8.2     Performance of Agreements.................................  49
Section 8.3     No Material Adverse Change................................  49
Section 8.4     No Actions, Etc...........................................  49
Section 8.5     Exhibits..................................................  49
Section 8.6     Deliveries................................................  49

                                   ARTICLE 9

                                  TERMINATION

Section 9.1     Termination...............................................  50
Section 9.2     Status of Agreement after Termination.....................  51

                                     (iii)

                                  ARTICLE 10

                                    CLOSING

Section 10.1     Seller's Deliveries......................................  52
Section 10.2     Purchaser's Deliveries...................................  54
Section 10.3     Prorations...............................................  55
Section 10.4     Parties to Bear Own Expenses.............................  55

                                   ARTICLE 11

                                INDEMNIFICATION

Section 11.1     Indemnification by Seller................................  56
Section 11.2     Environmental Indemnification............................  57
Section 11.3     Limitation on Environmental Indemnity....................  59
Section 11.4     Indemnification by Purchaser.............................  59
Section 11.5     Application of Escrow Amount.............................  59
Section 11.6     Basket...................................................  60
Section 11.7     Notice of Claim..........................................  60
Section 11.8     Adjustment for Tax Effect................................  60
Section 11.9     Direct Claims............................................  60
Section 11.10    Indemnification Procedure................................  61
Section 11.11    Duty to Mitigate.........................................  62

                                   ARTICLE 12

                                    GENERAL

Section 12.1     Headings and Table of Contents...........................  63
Section 12.2     Number and Gender........................................  63
Section 12.3     Currency and Payment Obligations.........................  63
Section 12.4     Statute References.......................................  63
Section 12.5     Section and Schedule References..........................  63
Section 12.6     Assignability of Environmental Indemnity.................  64
Section 12.7     Notices..................................................  64
Section 12.8     Entire Agreement.........................................  66
Section 12.9     Time of Essence..........................................  66
Section 12.10    Severability.............................................  66
Section 12.11    Governing Law............................................  67
Section 12.12    Amendment and Waiver.....................................  67
Section 12.13    Further Assurances.......................................  67
Section 12.14    Assignability; Binding Effect............................  67
Section 12.15    Language.................................................  68
Section 12.16    Counterpart Execution....................................  68

                                     (iv)

                                LIST OF EXHIBITS

Exhibit A       Escrow Agreement
Exhibit B       Allocation of Purchase Price
Exhibit C       Non-Competition Agreement
Exhibit D       Employment Agreement
Exhibit E       Reorganization
Exhibit F       General Conveyance and Assumption of Liabilities Agreement
Exhibit G       Seller's Bring-Down Certificate
Exhibit H       Seller's Corporate Certificate
Exhibit I       Opinion of Seller's Counsel
Exhibit J       Purchaser's Bring-Down Certificate
Exhibit K       Purchaser's Corporate Certificate
Exhibit L       Opinion of Purchaser's Counsel


                               LIST OF SCHEDULES

Schedule A      Owned Real Property
Schedule B      Leased Real Property
Schedule C      Fixed Assets and Equipment
Schedule D      List of Vehicles
Schedule E      Permitted Liens
Schedule F      Location of Assets
Schedule G      Intellectual Property
Schedule H      Data Processing
Schedule I      Legal Matters
Schedule J      Management Agreements
Schedule K      Other Agreements
Schedule L      Employee Agreements
Schedule M      Employees
Schedule M.1    Employee Benefits Plans
Schedule N      Financial Statements
Schedule O      Conflicts of Interest
Schedule P      Actions Since Date of Financial Statements
Schedule Q      Suppliers and Customers

                                      (v)

Schedule R      Environmental Permits
Schedule S      Insurance
Schedule T      Shelving
Schedule U      GST Numbers

                                     (vi)

                           ASSET PURCHASE AGREEMENT
                           ------------------------

            THIS AGREEMENT made as of the 4th day of February, 1998

B E T W E E N:

          ARCHIVEX INC., a corporation organized and existing under the laws of Canada

          ("Seller")

                                    - and -

          RICHARD INGRAM and JOHN RICHARDSON

          (collectively, the "Principals")

                                    - and -

          SAGARMATHA CAPITAL INC., a corporation organized and existing under the federal laws of Canada

          ("Sagarmatha")
                                    - and -

          GESTION 19-12 LTEE., a corporation organized and existing under the federal laws of Canada

          ("Gestion")
                                    - and -

          3371751 CANADA INC., a corporation organized and existing under the federal laws of Canada

          ("Newco")
                                    - and -

          PIERCE LEAHY COMMAND COMPANY, a corporation organized and existing under the laws of the Province of Nova Scotia

          ("Purchaser")


W H E R E A S :

1. Seller Group (as defined herein) is engaged in the business of records storage and management of documents and records (the "Business").

2. The Principals, or entities controlled by the Principals (including, without limitation, Sagarmatha), are the owners of all the issued and outstanding shares of Seller.

3. Sagarmatha and Gestion, affiliates of Seller, individually hold all freehold right, title and interest in and to the Owned Real Property (as defined herein) pertaining to or used in connection with the Business;

4. Newco, a wholly-owned subsidiary of Seller, holds all beneficial right, title and interest in and to the Trademark Assets (as defined herein) pertaining to or used in connection with the Business;

5. Faxtrieval Inc. ("Faxtrieval"), a wholly-owned subsidiary of Seller, holds all right, title and interest in and to the Active Storage Agreements (as defined herein) pertaining to or used in connection with the Business, subject to agreements with Seller;

6. Ingram is an expert in the Business, having developed the concepts, methodology and market awareness of the Business;

7. Upon completion of the Reorganization (as defined herein) Seller will hold all right, title and interest in and to the Active Storage Agreements;

8. Seller, the Principals, Sagarmatha, Gestion, Newco and Faxtrieval shall hereinafter be collectively referred to as "Seller Group" and each shall sometimes be individually referred to as a "Seller Group Member";


9. Seller desires to sell, or cause to be sold, to Purchaser and Purchaser desires to purchase, as a going concern, substantially all of the assets, property and undertaking of Seller Group pertaining to or used in connection with the Business upon and subject to the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------


Section 1.1  Purchase and Sale of Assets.
             ---------------------------

     (a) Purchased Assets.  Subject to the terms and conditions of this
         ----------------
Agreement and based upon the representations and warranties contained herein, on the Closing Date (as defined below), Seller hereby agrees to sell, assign, convey, transfer and deliver to Purchaser, or cause to be sold, assigned, conveyed, transferred and delivered to Purchaser, and Purchaser hereby agrees to purchase and acquire as of and with effect from the Closing Date, the Business, as a going concern, and all of Seller Group's right, title and interest in, to and under the property, assets, rights, claims and contracts of every kind and description and wheresoever situated of Seller Group relating to, used or intended for use in connection with the Business (other than the assets expressly excluded as set forth in Section 1.1(b)), including, but not limited to, the following (collectively, the "Purchased Assets"):

     (i) all freehold property and interests in and to the real property described in Schedule A including all rights of way, licenses or rights of occupation, easements or other similar rights and interests relating to such lands or appurtenances thereto (collectively, the "Owned Real Property");

     (ii) all plants, buildings, structures, erections, appurtenances, fixtures and other improvements, systems and facilities situated on or forming part of the Owned Real Property (collectively, the "Buildings");

     (iii) all of Seller Group's rights under each lease or sublease of real property, agreements in the nature of leases of real property, licenses, conversions or occupancy agreements and use or occupancy rights with respect to real property and all agreements and leasehold improvements relating thereto pertaining to or used in connection with the Business, all of which are described in Schedule B (collectively, the "Leased Real Property");

     (iv) all machinery, equipment, electronic data processing equipment, hardware, computer and data processing facilities, office equipment, furniture, furnishings, fixtures and other personal property and fixed assets pertaining to or used in connection with the Business and replacement parts therefor, including without limitation the machinery and equipment described in Schedule C;

     (v) all trucks, cars, forklifts and other vehicles pertaining to or used in the Business, including, without limitation, the vehicles described in Schedule D;

     (vi) all of Seller Group's rights, title and interests in and to all of the Corporation Agreements (as defined herein);

     (vii) all books and records maintained by Seller Group through the Closing Date pertaining to or used in connection with the Business, including, without limitation, product manuals, operating manuals and records relating to customers, suppliers, and trade accounts and lists of similar operating data, business reports, plans and projections and all other documents, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related media (the "Books and Records");

     (viii) all supplies and inventory items pertaining to or used in connection with the Business;

     (ix) all federal, provincial and municipal Permits (as defined herein), to the extent transferable;

     (x) all prepaid expenses of the Business which can be utilized in full by Purchaser after the Closing Date;

     (xi) all right, title and interest of Seller Group in and to all registered or unregistered trade-marks, trade names, business names, designs, logos, identifying indicia, service marks, patents, technology and all other industrial or intellectual property of, or pertaining to or used in connection with the Business, including all registrations and applications relating thereto and all licences, permissions, agreements relating to any of the foregoing to which any Seller Group Member is a party (the "Intellectual Property");

     (xii) the goodwill of the Business, and documents relevant thereto in the possession of Seller Group including, without limitation, lists of customers and suppliers, credit information and the exclusive right of Purchaser to represent itself as carrying on the Business in continuation of and in succession to Seller;

     (xiii) subject to Section 6.20, all right, title and interest of Seller Group in and to the shares of Docuguard K.F.T. ("Docuguard") (the "Docuguard Shares") currently held by Seller and the related rights and benefits (economic or otherwise) of Seller Group arising in connection with Docuguard, in each case to the extent transferable; and

     (xiv) all other property, assets and rights of Seller Group related to the Business, except for the Excluded Assets (as defined below).

     (b)    Excluded Assets.  Purchaser and Seller acknowledge and agree that
            ---------------
Purchaser is not buying and Seller is not selling, or causing Seller Group to sell, the following assets (collectively, the "Excluded Assets"):

     (i) all cash and marketable securities on hand or in banks or other depositories;

     (ii) subject to Section 6.10, all Employee Benefit Plans (as defined herein);

     (iii) all accounts receivable, amounts receivable, claims receivable, refunds, tax refunds, research and development claims, inter-corporate loans, other loans and advances, returns of capital, government assistance claims or benefits, tax credits and any other amounts due by governmental agencies (the whole, whether real, contingent, determined, determinable or determinable in the future or otherwise) related to the Business together with any unpaid interest accrued thereon and any security or collateral for such items; and

     (iv) subject to Section 6.17, all shares in the capital of any Seller Group Member.

     (c)    Transfer of Purchased Assets Subject to Consent.  To the extent that
            -----------------------------------------------
any of the Purchased Assets to be transferred to Purchaser on the Closing, or any claim, right or benefit arising under or resulting from such Purchased Assets (collectively, the "Rights") is not capable of being transferred without the approval, consent or waiver of any third person, or if the transfer of a Right would constitute a breach of any obligation under, or a violation of, any applicable law unless the approval, consent or waiver of such third person is obtained, then, except as expressly otherwise provided in this Agreement and without limiting the rights and remedies of Purchaser contained elsewhere in this Agreement, this Agreement shall not constitute an agreement to transfer such Rights unless and until such approval, consent or waiver has been obtained. After the Closing and until all such Rights are transferred to Purchaser, Seller shall, or shall, if applicable, cause any Seller Group Member to:


     (i)   maintain its existence and hold the Rights in trust for Purchaser;

     (ii) comply with the terms and provisions of the Rights as agent for Purchaser at Purchaser's cost and for Purchaser's benefit;

     (iii) cooperate with Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Rights to Purchaser; and

     (iv) enforce, legally, at the request of Purchaser and at the expense and for the account of Purchaser, any rights of Seller or such Seller Group Member arising from such Rights against any third person, including the right to elect to terminate any such rights in accordance with the terms of such rights upon the written direction of Purchaser.

In order that the full value of the Rights may be realized for the benefit of Purchaser, Seller shall, at the request and expense and under the direction of Purchaser, in the name of Seller or otherwise as Purchaser may specify, take all such action and do or cause to be done all such things as are, in the opinion of Purchaser acting reasonably, necessary or proper in order that the obligations of Seller or a Seller Group Member under such Rights may be performed in such manner that the value of such Rights is preserved and enures to the benefit of Purchaser, and that any moneys due and payable and to become due and payable to Purchaser in and under the Rights are received by Purchaser. Seller shall promptly pay to Purchaser all moneys collected by or paid to Seller or a Seller Group Member in respect of every such Right. Purchaser shall indemnify and hold Seller Group harmless from and against any claim or liability under or in respect of such Rights arising because of any action of Seller taken pursuant to this Section 1.1(c).


Section 1.2  Purchase Price.
             --------------

     (a) Purchase Price.  The purchase price payable by Purchaser to Seller for
         --------------
the Purchased Assets shall be Cdn.$90,000,000 less the Non-Competition Consideration (see Section 1.3 below) (the "Purchase Price").

     (b) Payment of Purchase Price.  The Purchase Price shall be paid and
         -------------------------
satisfied as follows:

     (i) at the Closing, the sum of Cdn.$81,500,000 less the Non-Competition Consideration (See Section 1.3 below) shall be paid by certified cheque or wire transfer to Seller Group or as Seller Group directs, provided such direction is not inconsistent with the allocation of the Purchase Price set out in Exhibit B; and

     (ii) Purchaser shall pay Cdn.$8,500,000 (the "Escrow Amount") to a mutually agreed upon escrow agent (the "Escrow Agent") by certified cheque or wire transfer, in accordance with the terms and conditions of the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement"), to be held pursuant to the terms of the Escrow Agreement.

     (c)  Allocation of Purchase Price.  The Purchase Price shall be
          ----------------------------
allocated in accordance with Exhibit B attached hereto. Neither Purchaser nor Seller (or any other Seller Group Member) shall take any position with any federal, provincial or municipal taxing authority which is inconsistent with such allocation.


Section 1.3  Non-Competition and Confidentiality Agreement.  Ingram recognizes
             ---------------------------------------------
that a significant portion of the goodwill relating to the Business is attributable to him personally, that he has a unique amount of expertise relating thereto and that the use by him of such expertise other than on behalf of Purchaser or the divulgation by him of such expertise other than to Purchaser would significantly reduce the value of the Business and the Purchased Assets. Accordingly, Purchaser and Ingram agree to enter into a Non-Competition and Confidentiality Agreement substantially in the form attached hereto as Exhibit C (the "Non-Competition Agreement"). As consideration therefore, Purchaser agrees to pay to Ingram the amount (the "Non-Competition Consideration") set forth in, and in accordance with the terms of, the Non-Competition Agreement.

Section 1.4  Assumption of Certain Liabilities.
             ---------------------------------

       (a)   Assumed Liabilities.  On the Closing Date, Purchaser shall assume
             -------------------
and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Seller for and hold Seller harmless from and against all obligations, responsibilities and liabilities incurred in connection with the performance by Purchaser of the Corporation Agreements from and after the Closing Date (collectively, the "Assumed Liabilities").

       (b) Purchaser Assumes No Other Debts or Liabilities of Seller.  Except
           ---------------------------------------------------------
for the Assumed Liabilities assumed by Purchaser under Section 1.4(a) above, the purchase by Purchaser of the Purchased Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature, and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Seller or any other persons (including, without limitation, any Seller Group Member), whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether trade payable liabilities, tax liabilities, liabilities to creditors, liabilities arising under any profit sharing, pension or other similar employee benefit plans, liabilities to governmental agencies or third parties, liabilities assumed or incurred by Purchaser by operation of law or otherwise (collectively, the "Unassumed Debts and Liabilities"). Seller agrees to pay, satisfy and discharge or cause to be paid, satisfied and discharged, any and all Unassumed Debts and Liabilities and to indemnify and hold Purchaser harmless from and against any and all Unassumed Debts and Liabilities.


Section 1.5  Goods and Services Tax and Quebec Sales Tax Elections.  Purchaser
             -----------------------------------------------------
and Seller shall at the Closing jointly execute elections under subsection 167(1) of the Excise Tax Act (Canada) and section 75 of An Act respecting the Quebec Sales Tax (Quebec), and any related tax elections and filings required to exempt taxation of the transfer of the Owned Real Property, and any other elections, exemption agreements or licenses required by any other province having jurisdiction, in each case in the forms prescribed, in respect of the sale and transfer of the Purchased Assets hereunder. Purchaser shall file the respective elections with its Goods and Services Tax and Quebec Sales Tax returns for the reporting period which includes the Closing Date.


Section 1.6  Date, Time and Place of Closing.  The transactions provided for by
             -------------------------------
this agreement shall be consummated (the "Closing") at the offices of Purchaser's counsel in Toronto at 11:00 a.m. (Toronto time) on the day which is fifteen days following the Due Diligence Termination Date (as defined herein) or at such other place and time as Seller and

Purchaser shall mutually agree. The date and time of Closing is hereinafter sometimes called the "Closing Date".


                         ------------------------------

                                   ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPALS
            -------------------------------------------------------


          Seller and Principals hereby jointly and severally represent and warrant to Purchaser as set out below and acknowledge that Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Assets.


Section 2.1  Status.
             ------

     (a)     Seller. Seller is a corporation duly organized, validly existing
             ------
and in good standing under the laws of Canada and has full power and authority to own and dispose of its properties (including the Purchased Assets which Seller is selling) and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires. No act or proceeding has been taken by or against Seller in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Seller.

     (b)     Seller Group. Each Seller Group Member (other than the Principals)
             ------------
is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Selling Group Member has full power and authority to own and dispose of its properties (including the Purchased Assets which it is selling) and to carry on the business as conducted by it.


Section 2.2  Due Authorization.
             -----------------

     (a)     Seller.  Seller has the corporate power, authority and capacity to
             ------
enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Seller, its directors and its shareholders.

     (b)     Seller Group. Each Seller Group Member (other than the Principals)
             ------------
has the corporate power, authority and capacity to enter into this Agreement (if a party hereto) and any other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments to which it is a party. The execution and delivery of this Agreement and such other agreements and instruments to which it is a party and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of each Seller Group Member (other than the Principals), its directors and its shareholders. Each Principal has all necessary capacity and authority to execute this Agreement and any other agreements and instruments to be executed by such Principal as contemplated by this Agreement and to carry out his obligations under this Agreement and such other agreements and instruments.


Section 2.3  Enforceability of Obligations.
             -----------------------------

     (a)     Seller. This Agreement constitutes a valid and binding obligation
             ------
of Seller enforceable against Seller in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. Seller is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent person as a result of the Closing.

     (b)     Seller Group.  This Agreement constitutes a valid and binding
             ------------
obligation of each Seller Group Member party hereto enforceable against each such Seller Group Member in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.
No Seller Group Member is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent person as a result of the Closing.

Section 2.4  Absence of Conflicting Agreements.
             ---------------------------------

     (a)     Seller. The execution, delivery and performance of this Agreement
             ------
by Seller and the completion (with any consents and approvals and notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

     (i) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of Seller or of any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, licence, permit or other instrument or obligation (each, a "Contract") to which Seller is a party or bound or by which any of the Purchased Assets or other properties of Seller are bound or affected;

     (ii) an event which, pursuant to the terms of any Contract, causes any right or interest of Seller to come to an end or be amended in any way that is detrimental to the Business or entitles any other person to terminate or amend any such right or interest;

     (iii) the creation, imposition, default, breach or violation of any lien, security interest, charge, encumbrance, restriction or right (collectively, "Liens") on any Purchased Asset, other than certain Liens in favour of The Toronto Dominion Bank, RoyNat Inc. and Gilbey Canada Inc., all of which will be discharged to the satisfaction of Purchaser on or prior to the Closing; or

     (iv) the violation of any applicable law applicable to or affecting Seller which is related to the Business.

     (b)     Seller Group.  The execution, delivery and performance of this
             ------------
Agreement by each Seller Group Member party hereto and the completion (with any consents and approvals and notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

     (i) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of each Seller Group Member (other than the Principals) or of any Contract to which each Seller Group Member is a party or bound or by which any of the Purchased Assets or other properties of Seller Group are bound or affected;

     (ii) an event which, pursuant to the terms of any Contract, causes any right or interest of a Seller Group Member to come to an end or be amended in any way that is detrimental to the Business or entitles any other person to terminate or amend any such right or interest;

     (iii) the creation, imposition, default, breach or violation of any Lien on any Purchased Asset, other than certain Liens in favour of The Toronto Dominion Bank, RoyNat Inc. and Gilbey Canada Inc., all of which will be discharged to the satisfaction of Purchaser on or prior to the Closing; or

     (iv) the violation of any applicable law applicable to or affecting a Seller Group Member which is related to the Business.


Section 2.5  Title to Purchased Assets.
             -------------------------

     (a)     Owned Real Property. Sagarmatha and Gestion have good and
             -------------------
marketable right, title and interest in and to all Owned Real Property set out opposite their names in Schedule A, free and clear of any and all Liens, except for permitted Liens identified in Schedule A. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from Sagarmatha or Gestion of any of the Owned Real Property.

     (b)     Trademark Assets.  Newco has good and marketable beneficial right,
             ----------------
title and interest in and to all the Trademark Assets (to which Seller holds registered title), free and clear of any and all Liens. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from Newco of any of the Trademark Assets.

     (c)     Active Storage Agreements.  Faxtrieval has, and Seller will have at
             -------------------------
Closing as a result of the Reorganization, good and marketable right, title and interest in and to the Active Storage Agreements, free and clear of any and all Liens, other than those Liens which will be discharged to the satisfaction of Purchaser on or prior to the Closing. Other than this Agreement or the transactions contemplated pursuant to the Reorganization, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from Faxtrieval or Seller, as applicable, of any of the Active Storage Agreements.

     (d)     Other Purchased Assets. Subject to Sections 2.5(a), 2.5(b) and
             ----------------------
2.5(c), Seller has good and marketable title to all the Purchased Assets, free and clear of any and all Liens, except for permitted Liens identified in Schedule E, and other than those Liens which will be discharged to the satisfaction of Purchaser on or prior to the Closing. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from Seller of the Business or of any of the Purchased Assets out of the ordinary course of business.

     (e)     Location of Purchased Assets.  Schedule F sets out a complete and
             ----------------------------
accurate list of all locations where the Purchased Assets are situate, including a brief description of the Purchased Assets situate at each location.


Section 2.6  Sufficiency of the Purchased Assets.  The Purchased Assets are
             -----------------------------------
sufficient to carry on the Business in substantially the manner it has heretofore been carried on by Seller Group. The Purchased Assets constitute all of the undertaking, property and assets used in connection with or otherwise relating to the Business (other than the Excluded Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate, as a going concern.


Section 2.7  No Expropriation.  No part of the Purchased Assets has been taken
             ----------------
or expropriated by any federal, provincial, municipal or other authority, nor has any notice or proceeding in respect thereof been given or commenced, nor does any Seller Group Member have any knowledge of any intent or proposal to give any such notice or commence any such proceeding.


Section 2.8  Real Property.
             -------------

     (a) Schedule A sets out a complete and accurate description of all Owned Real Property which, together with the Leased Real Property, is all of the real property used in the Business.

     (b) There are no unregistered agreements to which any Seller Group Member is a party, and to the Knowledge of Seller and the Principals (as defined herein) there are no other unregistered agreements, in respect of access to or encroachments on or by the Real Property.

     (c) All municipal and realty taxes, rates, special levies and assessments with respect to the Owned Real Property that are due have been paid in full.

     (d) Except as disclosed in Schedule A, no local improvement charges or special levies outstanding against the Real Property are currently due and owing by any Seller Group Member nor has a Seller Group Member received any notice of a proposed new local improvement charge or special levy.

     (e) To the Knowledge of Seller and the Principals, the Buildings are in good operating condition and repair, reasonable wear and tear excepted, and do not require any repairs other than normal routine maintenance to maintain them in good operating condition and repair. To the Knowledge of Seller and the Principals, the Buildings comply in all material respects with all agreements, restrictions and regulations registered against title to the Owned Real Property or otherwise affecting the Owned Real Property.

     (f) Except as described on Schedule A, to the Knowledge of Seller and the Principals, each of the Buildings and all of the buildings, fixtures and improvements located on the Leased Real Property, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities which are located on or in such buildings or improvements, or form a part thereof, are in good operating condition and repair, reasonable wear and tear excepted, and do not require any repairs other than normal routine maintenance to maintain them in good operating condition and repair.

     (g) To the Knowledge of Seller and the Principals there is no material defect in the design, construction or structure of the Buildings or any other material defect in the Buildings including the footings, foundations, bearing walls, cladding or roof of the Buildings.

     (h) To the Knowledge of Seller and the Principals, the Buildings, together with the buildings located on the Leased Real Property, are located entirely within the boundaries of the Real Property.

     (i) Seller Group has such rights of access to and from the Real Property as are necessary to carry on the Business in the manner in which the Business is currently carried on and Seller and Principals do not have any knowledge of any fact or condition which would result in the termination of such access.

     (j) To the Knowledge of Seller and the Principals, all public utilities required for the use and operation of the Owned Real Property connect into the Owned Real Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid registered easements and are sufficient for the actual use of the Owned Real Property.

     (k) Except as disclosed in Schedule A, the Owned Real Property, the Buildings forming part thereof, and the use thereof, and to the Knowledge of Seller and the Principals, the Leased Real Property and the use thereof, comply in all material respects with all applicable laws relating to the use of real property including, without limitation laws relating to zoning, fire, safety, building standards, health standards and Environmental laws (as defined herein), and no Seller Group Member has received notice of any impending or threatened change in any such applicable law which would adversely affect the Owned Real Property, the Buildings or, to the Knowledge of Seller and the Principals, the Leased Real Property. The current use of the Owned Real Property and to the Knowledge of Seller and the Principals the current use of the Leased Real Property is in compliance in all material respects with, and is not in violation of, any covenants, conditions, restrictions or easements affecting the Real Property or with respect to the use or occupancy of the Real Property.

     (l) No Seller Group Member has received any written work order, deficiency notice, notice of violation or other similar communication from any governmental agency or otherwise which is outstanding requiring or recommending that material work or repairs in connection with the Real Property or any part thereof is necessary or required.

     (m) No part of the Real Property has been taken or expropriated by any federal, provincial, municipal or other competent authority not has any notice or proceeding in respect thereof been given or commenced.

     (n) Schedule A also contains a list of all Liens which affect the Real Property and there is no default nor is there any event that with the passage of time or the giving of notice would constitute a default under or with respect to any permitted Liens relating to the Real Property, each of which has been complied with in all respects and is in good standing.

     (o) The transfer of the Owned Real Property to Purchaser by Sagarmatha and Gestion will not contravene the provisions of any provincial planning legislation applicable to such transfer and no consent pursuant thereto is required to permit the conveyance of the Owned Real Property to Purchaser.

     (p) All accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property at the request of a Seller Group Member have been fully paid and satisfied and no person is entitled to claim a construction, builders, mechanics or similar lien against the Real Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed.


Section 2.9  Real Property Leases.  True, complete and correct copies of the
             --------------------
lease agreements pertaining to the Leased Real Property are attached to Schedule B (individually, a "Lease" and collectively, the "Leases"). The Leases are in good standing and in full force and effect without amendment thereto, and neither Seller nor any other party thereto (including, without limitation, any Seller Group Member) is in breach of any covenants, conditions or obligations contained therein. Seller has not assigned any of the Leases nor has the Seller sublet any of the Leased Real Property. Seller has the exclusive right to occupy and use the Leased Real Property.


Section 2.10  Personal Property.  Schedules C and D contain complete and
              -----------------
accurate lists or summaries of all personal property which is being sold, assigned, conveyed, transferred and delivered to Purchaser pursuant to this Agreement ("Personal Property"), including, without limitation, all equipment (telecommunications and computer equipment included), fixtures and furnishings, storage racking and inventory items, such as folding cartons, containers and other storage materials. The Personal Property also includes lists of all customers of the Business and the books and records (whether electronically maintained or otherwise) which will provide Purchaser with the ability to generate such lists, as well as all business addresses, post office boxes, telephone, telex and telecopier numbers and marketing and administrative data. Also included among the Personal Property is the computerized records management and billing system currently utilized by Seller to manage the Business. All of the Personal Property is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain the Personal Property in good operating condition and repair. Schedules C and D also list or provide a summary of all the Personal Property leases (the "Personal Property Leases") related to the Business, identifying those which cannot be terminated by Seller without liability at any time upon notice of one month or less and which involve payment by Seller in the future of more than $15,000. Each Personal Property Lease is in full force and effect and has not been amended, and Seller is entitled to the full benefit and advantage of each Personal Property Lease in accordance with its terms. Each Personal Property Lease is in good standing and there has not been any default by any party under any Personal Property Lease nor any dispute between Seller and any other party under any Personal Property Lease.


Section 2.11  Intellectual Property.
              ---------------------

     (a) Schedule G contains a complete and accurate listing of all registrations and applications relating to the Intellectual Property. Seller Group is the sole beneficial owner of the Intellectual Property (other than the software licensed to Seller Group as disclosed in Schedule G). Seller Group has the right to use and assign the use of the Intellectual Property and to transfer the Intellectual Property to the Purchaser. The Intellectual Property and the conduct of the Business in connection with the Intellectual Property do not infringe upon or breach the intellectual property rights of any other person and to the Knowledge of Seller and the Principals no person has infringed or breached or is infringing or breaching any of the Intellectual Property.

     (b) All of the Intellectual Property identified in Schedule G as being registered is duly and validly registered in the name of Seller or other Seller Group Members in the appropriate offices to preserve the rights thereof and thereto.

     (c) Without limiting the generality of the foregoing, Newco is the sole and exclusive beneficial owner (and Seller is the registered owner) of the trademarks and service marks, including particulars of any registration thereof or applications for registration therefor, listed on Schedule G (the "Trademark Assets"). The Trademark Assets are the only names, trademarks and service marks which are used by Seller Group in the operation of the Business.

     (d) No Seller Group Member has received any notice challenging the validity of, use of or ownership of Seller Group in the Intellectual Property and to the Knowledge of Seller and Principals there are no facts upon which such a challenge could be made; and

     (e) There are no outstanding rights or licences granted by Seller to any Person to use the Intellectual Property other than those set out in Schedule G.

Section 2.12  Data Processing.  Schedule H sets out:
              ---------------

     (a) a brief description of the computer equipment and associated peripheral devices and operating in application systems and software and hardware owned by, or leased or licensed to, Seller Group and used by Seller Group to carry on the Business ("Data Processing System"); and

     (b) a list of all agreements including warranties, leases and licence relating to the Data Processing System.

     To the Knowledge of Seller and the Principals, the Data Processing System adequately meets the data processing needs of the Business and operations of Seller Group as presently conducted. To the Knowledge of Seller and the Principals, the data processing and data storage facilities of Seller Group are adequate and properly protected. Seller has arranged for back-up data to be stored such that, to the Knowledge of Seller and the Principals, it would adequately meet the data requirements of the Business in the event the Data Processing System or any of its components is rendered temporarily or permanently inoperative as a result of a natural or other disaster.


Section 2.13  Inventories.  The inventory levels of the Business have been
              -----------
maintained at such amounts as are required for the operation of the Business or any material part thereof as heretofore conducted by Seller Group and such inventory levels are adequate therefor. The inventories consist of items of a quality and quantity usable and saleable in the ordinary course of business. All items included in the inventories are owned by Seller.


Section 2.14  Legal Matters.  Except as described in Schedule I, no Seller Group
              -------------
Member is a party to nor has any Seller Group Member been threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which the Purchased Assets or the Business would be adversely affected. Neither Seller nor the Principals have any Knowledge of any current existing state of facts upon which any such suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation might be commenced with any reasonable likelihood of success. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Purchased Assets or the Business.

Section 2.15  Management Agreements.  Schedule J contains a list as of all
              ---------------------
customers whose files and records are stored, held and maintained by Seller Group in cartons and containers and otherwise pursuant to written agreements (collectively, the "Management Agreements"). At Closing, Seller shall deliver a revised Schedule J to effect changes therein up to the Closing Date. The rights and benefits of Seller under and pursuant to the Management Agreements are presently the property of Seller and will be the property of Seller at the Closing, except for:

     (a) items or files returned to customers in the ordinary course of business between the date hereof and the Closing Date.

     (b) the active storage agreements described in Schedule J (the "Active Storage Agreements") in which Faxtrieval holds all right title and interest as of the date hereof, the property rights of which will be transferred to Seller prior to the Closing upon giving effect to the Reorganization.

Except for the Liens in favour of The Toronto Dominion Bank which will be discharged to the satisfaction of Purchaser on or prior to the Closing, no Management Agreement has been pledged as collateral or is subject to any security agreement, lease, conditional sales contract or other title retention or security arrangement. Also included with Schedule I are true, correct and accurate copies of all current standard forms of Management Agreement used by Seller.


Section 2.16  Contracts, Leases, Agreements and Other Commitments.  No Seller
              ---------------------------------------------------
Group Member is a party to or bound by any written, oral or implied Contract in respect of or related to the Business except for the following (collectively, the "Corporation Agreements"):

     (a) the Management Agreements (including, without limitation, the Active Storage Agreements) described in Schedule J;

     (b)      the Leases described in Schedule B;

     (c)      the Personal Property Leases described in Schedules C and D;

     (d) agreements, each of which either (i) involves a maximum possible liability or obligation on the part of a Seller Group Member of less than $15,000 per annum or (ii) is terminable by a Seller Group Member on less than 90 days notice without any termination or breakage costs; and

     (e)      the agreements listed on Schedule K.

              True, correct and complete copies of all of the Corporation Agreements (other than the Management Agreements and those agreements identified in Section 2.16(d)), including all amendments thereto, will be delivered or made available to Purchaser. Access to true, correct and complete copies of all of the Management Agreements, including all amendments thereto, has been provided to Purchaser. Except as shown on Schedule K, Seller and all other parties to all of the Corporation Agreements (including, without limitation, any Selling Group Members) have performed all of the obligations required to be performed to date under the Corporation Agreements, and neither Seller nor any other party (including, without limitation, any Selling Group Member) is materially in default or arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default under such Corporation Agreements or give rise to a right of termination under the Corporation Agreements. Subject to Section 6.20, the consummation of the transactions provided for in this Agreement will not result in a termination of any of the rights of a Selling Group Member under any Corporation Agreement and do not require the consent of or notice to any party other than a Seller Group Member. None of the terms or provisions of any Corporation Agreement materially adversely affects the Purchased Assets or the Business. Schedule K also contains a list of all outstanding, binding proposals advanced within the last 12 months, other than those proposals advanced in the normal course of business at competitive market rates.


Section 2.17  Employee Agreements.
              -------------------

     (a) Except as described in Schedule L, and other than the collective bargaining agreement between Seller and Confederation des Syndicates Nationaux (the "Collective Agreement"), Seller is not a party to or bound by any written employment agreement, confidentiality agreement, consulting agreement or collective bargaining agreement with any employee or former employee (including with any management employee, officer or consultant to the Business) any labour or trade union or employee association or employer's association applicable as of the Closing Date to the Business, and Seller has not communicated an intention or promised to amend, or conducted negotiations with respect to, any such agreement or commitment in the future. Other than as described in Schedule L, Seller is not a party to or bound by any written or oral employment agreement with any employee or former employee that extends the severance or termination obligations of Seller beyond the severance or termination obligations prescribed by applicable law.

     (b) Except as described in Schedule L, no trade union, employee association or other entity has acquired any bargaining rights by either certification or voluntary recognition with respect to any of the employees employed or formerly employed in connection with the Business and to the Knowledge of Seller and the Principals there are no current attempts to organize or establish any labour or trade union or employee association with respect to any such employees.

     (c) Except as described in Schedule L, there are no labour controversies, strikes, work stoppages, picketing, lock-outs, boycotts, slow-downs, arbitrations, grievances, claims, complaints, applications for declaration of successor employer, unfair labour practice complaints or charges or similar disputes or labour related proceedings relating to, in respect of or which may adversely affect the Business or the employees employed in the Business pursuant to any applicable laws relating to the employment of labour including employment standards, occupational health and safety, workers' compensation, pay equity and human rights legislation and, to the Knowledge of Seller and the Principals, there is no state of facts or event which would reasonably be expected to form the basis thereof.


Section 2.18  Employees and Employee Benefit Plans.
              ------------------------------------

     (a) Schedule M contains a complete and accurate list, as of the date hereof, of all individuals employed in connection with the Business (the "Employees") and sets forth for each Employee, the position, salary (including sales commission and bonus entitlements), years of service and date of hire and if absent on short term disability, sick leave or long term disability or any other approved or statutory leave of absence or layoff, and Seller will provide as soon as reasonably possible, information as to the reason for such absence, leave or layoff and the related disability or workers' compensation benefit.
The Employees constitute all employees of Seller employed in connection with the Business as of the date hereof.

     (b) All outstanding salaries, wages, vacation pay, bonuses, commissions and other emoluments for or in respect of the Employees which may be payable to or receivable by the Employees for all periods up to and including the Closing Date will be paid in full by Seller. Notwithstanding the foregoing, there are no bonuses presently accruing, due or payable to any of the Employees except as disclosed in Schedule M. Seller is in compliance with all applicable laws respecting employment, employment practices, employment standards and pay equity, and is not in arrears in the payment of any salaries, wages, vacation pay, bonuses, commissions, pension or other benefits or contributions in respect thereof and no dispute or grievance exists with respect thereto, except as described in Schedule M. All amounts withheld, required to be withheld, paid or required to be paid prior to the Closing in respect of the Employees pursuant to any applicable law including, without limitation, statutes relating to income and other taxes, employment insurance, employment standards, pay equity, health insurance, workers' compensation and statutory pension plans have been or will be withheld, paid, discharged or otherwise settled by Seller.

     (c) Except as described on Schedule M, none of the Employees is on long term disability, extended sick leave or lay-off or is receiving workers' compensation benefits and except as described on Schedule M, none of such Employees is on any other approved or statutory leave of absence.

     (d) With respect to workers' compensation, the current assessment rates for the Business are set forth in Schedule M and there are no current or threatened penalty assessments affecting the Business or the Employees except as set forth in Schedule M. All current assessments have been paid to date.

     (e) Except as described on Schedule M, since November 30, 1997, there has been no increase made or promised in the level or rates of wages, salaries, commissions, bonuses and other compensation or remuneration paid to or accrued for any of the Employees except annual salary increases in the ordinary course of business.

     (f) Schedule M.1 contains a complete and accurate list, as of the date hereof, of all Employee Benefit Plans (as defined in Section 6.10) currently in effect relating to the Employees or former Employees.


Section 2.19  Financial Information.  Schedule N contains balance sheets of
              ---------------------
Seller at November 30, 1997, income statements of Seller for the year ended November 30, 1997 and the statement of changes in financial position for the year ended November 30, 1997 (the "Financial Statements"). The balance sheet of Seller at November 30, 1997, the income statement of Seller for the year ended November 30, 1997 and the statement of changes in financial position of Seller for the year ended November 30, 1997 have been prepared in accordance with generally accepted accounting principals consistently applied throughout the period reported on, are correct and complete in all material respects, and present fairly and accurately in all material respects the financial position of Seller for the period reported upon.

Section 2.20  Books and Records.  The Books and Records fairly and correctly set
              -----------------
out and disclose in all material respects the results and the financial position of the Business, and all financial transactions relating to the Business have been accurately recorded in such Books and Records in all material respects. There has been no change in the accounting policies applied by Seller Group to the Business and the financial records thereof in the previous five fiscal years of Seller.


Section 2.21  Liabilities.   Seller has no liabilities related to the Business
              -----------
(including, but not limited to, accounts payable) except as and to the extent:
(a) reflected in the Financial Statements; (b) incurred or arising in the ordinary course of business after the date of preparation of the Financial Statements; or (c) disclosed in this Agreement or any Exhibit or Schedule hereto.


Section 2.22  Conflicts of Interest.   Except as described on Schedule O, no
              ---------------------
shareholder, director or officer or to the Knowledge of Seller and the Principals any employee of Seller or any affiliate of any of the foregoing (including, without limitation, any Seller Group Member): (a) has any pecuniary interest in any supplier or customer of the Business or in any other business with which Seller conducts business or with which Seller is in competition; (b) has any interest in the Purchased Assets; or (c) has any contractual or other claim, express or implied, of any kind whatsoever against Seller in connection with the Business or Purchased Assets.


Section 2.23  Actions Since Date of Financial Statements.  Except as set forth
              ------------------------------------------
on Schedule P, since the date of the Financial Statements:

     (a) there has been no material adverse change in the business, assets or financial condition of the Business;

     (b) Seller has not taken any action outside of the ordinary course of business;

     (c) Seller has not borrowed any money or become contingently liable for any obligation or liability of others outside of the ordinary course of business, other than in connection with the purchase of shelving in the ordinary course of business;

     (d) Seller has paid all of its debts and obligations as they became due;

     (e) Seller has not incurred any debt, liability or obligation of any nature to any party except for obligations arising in the ordinary course of business; and

     (f) Seller has used its best efforts to preserve its business organization intact and to preserve its relationships with its customers, suppliers and others with whom it deals.


Section 2.24  Permits and Licences.   Each Seller Group Member holds all
              --------------------
licences, permits, consents, approvals, waivers and other authorizations which are necessary for the operation of the Business (collectively, the "Permits"), including, without limitation, all Permits issued by federal, provincial or municipal governmental agencies. No Seller Group Member is in default, nor has any Seller Group Member received any notice of any claim of default, with respect to any of the Permits or any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits. All of the Permits are in full force and effect.


Section 2.25  Compliance with Laws.   The Business has been operated and the
              --------------------
Purchased Assets used, in all material respects, in compliance with all requirements of federal, provincial and municipal law, and all requirements of all governmental bodies or agencies having jurisdiction over it, including all necessary government authorizations and other authorizations required to carry on the Business and to own, lease and operate the Purchased Assets in compliance with such laws and there are no governmental authorizations which are material to the conduct of the Business, other than those of a routine nature necessary to carry on the business in the provinces where it is so carried on. Other than the authorizations provided by the Canadian Security Intelligence Service ("CSIS"), the transactions provided for in this Agreement will not result in the cancellation or the termination of any governmental authorization, and no consent from or notice to any governmental agency is required as a result of the transactions contemplated by this Agreement. No Seller Group Member has received any notice from any federal, provincial or municipal authority or any insurance or inspection body, that any of the properties, facilities, equipment or business procedures or practices of the Business fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. To the Knowledge of Seller and the Principals, there are no regulations or legislation pending before any federal, provincial or municipal governmental body or legislature which, if adopted, would have a materially adverse effect on the Business or the Purchased Assets.

Section 2.26  Suppliers and Customers.  Schedule Q lists the twenty largest
              -----------------------
customers by revenue in each of Montreal, Toronto and Calgary and the ten largest suppliers by cost of Seller (or such additional customers or suppliers of Seller which are sufficient to constitute 10 per cent or more of total sales or purchases, as the case may be) for the fiscal year ended November 30, 1997, and the aggregate amount which each customer was invoiced and each supplier was paid during such period. Except as disclosed in Schedule Q, Seller has not received notice of, nor, to the Knowledge of Seller and the Principals, is there any intention on the part of any customer or supplier to cease doing business with Seller or to modify or change in any material manner any existing arrangement with Seller for the purchase or supply of any products or services. To the Knowledge of Seller and the Principals, the relationship of Seller with each of its principal suppliers and customers is satisfactory, and there are no material unresolved disputes with any such supplier or customer. Prior to the Closing Date, Seller shall cooperate with Purchaser in making or causing to be made such reasonable inquiries of and written introductions to customers and suppliers of the Business as Purchaser may reasonably deem necessary or advisable.


Section 2.27  GST Registration.  Each Seller Group Member (other than the
              ----------------
Principals) is, and in the case of Newco, will be at the Closing, a registrant for the purposes of the Excise Tax Act (Canada) whose registration number is set out in Schedule U.


Section 2.28  Residence of Seller.  None of Seller, Sagarmatha, Gestion or Newco
              -------------------
is a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada).


Section 2.29  Environmental Matters.
              ---------------------

     (a) Each of Seller, the Principals, Sagarmatha and Gestion, in respect of the Business, the Real Property and the Purchased Assets, has been and is in compliance with all applicable federal, provincial and municipal laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by and policies, instructions, guidelines and other guidance of any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport or handling of any pollutants, contaminants, chemicals, deleterious substances, wastes (including, without limitation, subject wastes) or industrial, toxic or hazardous wastes or substances ("Hazardous Substances").

     (b) Each of Seller, the Principals, Sagarmatha and Gestion has obtained and holds all licences, permits, approvals, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of the Business, all of which are identified and described in Schedule R. Each Environmental Permit is valid, subsisting and in good standing and Seller is not in default or breach of any Environmental Permit and no proceeding is pending or threatened nor are there grounds to revoke or limit any Environmental Permit.

     (c) None of Seller, the Principals, Sagarmatha and Gestion, in connection with the Business, has used or permitted to be used, except in compliance with all Environmental Laws, the Real Property, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance.

     (d) To the Knowledge of Seller and the Principals, no building, structure or improvement located on the Real Property is or ever has been, insulated with urea formaldehyde insulation, nor to the Knowledge of Seller and the Principals do such buildings or structures contain any aluminum wiring or friable (easily crumbled or pulverized) asbestos or any other substance containing asbestos (except as noted in the Environmental Audit (as defined herein)).

     (e) None of Seller, the Principals, Sagarmatha and Gestion, in respect of the Business, has ever received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither Seller, the Principals, Sagarmatha nor Gestion has ever settled any allegation of non-compliance short of prosecution. There are no notices, orders or directions relating to environmental matters requiring any containment, clean-up, remediation or corrective action or work, repairs, construction or capital expenditures to be made with respect to the Business.

     (f) None of Seller, the Principals, Sagarmatha and Gestion has caused or permitted, nor to the Knowledge of Seller and the Principals has there been any release, emission, spill, disposition or discharge in any manner whatsoever, of any Hazardous Substance on, in, around, from or in connection with the Real Property (collectively, "Environmental Contamination"). All Hazardous Substances and all other materials and substances used in whole or in part by Seller Group in connection with or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws.

     (g) None of Seller, the Principals, Sagarmatha and Gestion, in respect of the Business, has ever received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws. None of Seller, the Principals, Sagarmatha and Gestion, in respect of the Business, has ever received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites.

     (h) Seller has delivered to Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Business of which Seller, the Principals, Sagarmatha and Gestion is aware.


Section 2.30  Taxes.
              -----

     (a) In this Agreement, "Tax" or "Taxes" means all taxes, charges, fees. levies. imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, custom duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance and employment insurance payments and workers compensation premiums, together with any interest, fines and penalties, imposed by any governmental agency (federal, provincial or municipal), and whether or not disputed.

     (b) There are no liens or encumbrances of any kind upon or in relation to any of the Purchased Assets for any Taxes accruing due on or before the Closing Date or in respect of any period ending on or before the Closing Date.

     (c) There are no arrears nor any default in respect of the payment of any Taxes payable in respect of the Business or the Purchased Assets which could have an adverse effect on Purchaser and all such Taxes and other assessments due and payable in respect of the Business and the Purchased Assets have been paid or accrued for and no claim for additional Taxes or other assessments has been made in respect of the Business and is currently outstanding.


Section 2.31  Insurance.  Each Seller Group member has and will maintain until
              ---------
the Closing in full force and effect the insurance relating to the Business described in Schedule S. No breach of any of the terms and conditions of any such policies has occurred. Schedule S lists all claims under or in respect of such insurance policies outstanding as of the date hereof.


Section 2.32  Brokerage Fees.  No Seller Group Member has entered into any
              --------------
agreement which would entitle any person to any valid claim against Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement.


Section 2.33  Full Disclosure.  Neither this Agreement, including all Exhibits
              ---------------
and Schedules, nor any other financial statements, documents or instruments delivered by Seller to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading. There has been no event, transaction or information which to the Knowledge of Seller and the Principals has not been disclosed to Purchaser in writing which could reasonably, be expected to have a material adverse effect on the ongoing operation of the Business or any material part thereof, except for matters which affect businesses similar to the Business generally.


Section 2.34  Knowledge.  For the purposes of this Article II, it is
              ---------
acknowledged by the parties that "Knowledge of Seller and the Principals" shall mean to the best of the knowledge of Ingram, Richardson and Al Samson after appropriate inquiry of those representatives and employees of Seller Group who ought reasonably to have knowledge of such matter and after confirmation of any information in their possession.


Section 2.35  Docuguard.  Purchaser has been advised by Seller that the
              ---------
Docuguard Shares and the rights and benefits of Seller arising as a result of Seller's ownership interest in Docuguard may not be transferable and may terminate upon giving effect to the transactions contemplated in this Agreement and actions contemplated by this Agreement may result in Docuguard retaining the right to use, in Hungary, certain of the Intellectual Property notwithstanding any representations and warranties in this Agreement to the contrary.

                          ----------------------------

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------


          Purchaser hereby represents and warrants to Seller and the Principals as follows and acknowledges that Seller and the Principals are relying on such representations and warranties in connection with the sale of the Purchased
Assets:


Section 3.1  Status.  Purchaser is a corporation duly organized, validly
             ------
existing and in good standing under the laws of the Province of Nova Scotia and has full power and authority to own its properties and to carry on the business as presently conducted by it. Purchaser is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires.


Section 3.2  Due Authorization.  Purchaser has the corporate power, authority
             -----------------
and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Purchaser, its directors and its sole shareholder.


Section 3.3  Enforceability of Obligations.  This Agreement constitutes a valid
             -----------------------------
and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.


Section 3.4  Absence of Conflicting Agreements.  The execution, delivery and
             ---------------------------------
performance of this Agreement by Purchaser and the completion (with any required consents and approvals and notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

       (i) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of Purchaser or of any Contract to which Purchaser is a party or bound or by which Purchaser or any of its assets or its properties is bound or affected; or

       (ii) the violation of any applicable law applicable to or affecting Purchaser or any of its assets or its properties.


Section 3.5  Consents and Approvals.  There is no requirement for Purchaser to
             ----------------------
make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.


Section 3.6  Litigation.  Purchaser is not a party to or, to Purchaser's best
             ----------
knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding which would adversely affect Purchasers' obligations under this Agreement.


Section 3.7  GST Registration.  Purchaser is a registrant for the purposes of
             ----------------
the Excise Tax Act (Canada) and Purchaser will, at the Closing, be a registrant for the purposes of the Act Respecting the Quebec Sales Tax.

                         ------------------------------

                                   ARTICLE 4

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------


Section 4.1  Survival of Representations and Warranties of Seller and
             --------------------------------------------------------
Principals.  The representations and warranties of Seller and the Principals set
----------
forth in this Agreement or in any Exhibit or Schedule attached hereto are made as of the date of this Agreement and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of Seller and the Principals set forth in this Agreement or in any Exhibit or Schedule attached hereto shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date, except that:

     (a) the representations and warranties set out in Sections 2.1 through 2.3 and Section 2.5 shall survive and continue in full force and effect, without limitation of time;

     (b) the representations and warranties as to environmental matters set forth in Section 2.29 shall survive for a period of five years from the Closing Date;

     (c)  the representations and warranties as to tax matters set forth in
          Section 2.30 shall survive until the expiry of any applicable limitation periods; and

     (d) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to any applicable limitation periods imposed by law.


Section 4.2  Survival of Representations and Warranties of Purchaser.  The
             -------------------------------------------------------
representations and warranties of Purchaser as set forth in this Agreement or in any Exhibit or Schedule attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of Purchaser set forth in this Agreement shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date, except that:

     (a) the representations and warranties set out in Sections 3.1 through 3.3 shall survive and continue in full force and effect without limitation of time; and

     (b) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to any applicable limitation periods imposed by law.


Section 4.3  Covenants.  The covenants of Purchaser and Seller Group set forth
             ---------
in this Agreement shall survive the completion of sale and purchase of the Purchased Assets and, notwithstanding such completion, shall continue in full force and effect for the benefit of Purchaser or Seller Group, as applicable, in accordance with the terms thereof.

                         ------------------------------

                                   ARTICLE 5

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------


Section 5.1  Conduct of Business Pending Closing.  Without in any way limiting
             -----------------------------------
any other obligation of Seller Group hereunder, Seller agrees that between the date hereof and the Closing Date (the "Interim Period"), Seller shall, or shall cause any Selling Group Member, in connection with the Business:

     (a) not take any action or omit to take any action which would cause any of the representations and warranties of Seller contained in this Agreement or in any Exhibit or Schedule to become untrue;

     (b) conduct the Business in a good and diligent manner in the ordinary and usual course of its business consistent with past practice;

     (c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of business, and not amend, modify or terminate any Corporation Agreement, other than in the ordinary course of business.

     (d) use its best efforts to preserve its business organization intact and to preserve its relationships with customers, suppliers and others with whom it deals;

     (e) not reveal to any party, other than Purchaser or its authorized representatives ("Agents"), or Seller Group's authorized representatives, any of the business procedures and practices followed by it in the conduct of the Business;

     (f) keep the Real Property and Buildings occupied by it and all of its equipment and tangible Personal Property in good operating repair, reasonable wear and tear excepted, and perform all necessary repairs and maintenance;

     (g) not hire any additional employees in respect of the Business and not authorize or implement any change in the terms of employment for any Employee including any increase in compensation payable or the benefits for any Employee, other than in the ordinary course of business or as required under the Collective Agreement;

     (h) promptly advise Purchaser of any material changes in the financial condition, business, affairs or prospects of the Business or the Purchased Assets, including, without limitation, any material change in the terms of any Management Agreement or receipt by Seller of any notice of termination or notice of material amendment from any other party to the Management Agreements;

     (i) comply with all provisions of any Corporation Agreement applicable to it as well as with all applicable laws, rules and regulations; and

     (j) not dispose of any Purchased Assets except in the ordinary course of business, or terminate any Lease, Personal Property Lease or Management Agreement, without Purchaser's prior written consent.


Section 5.2  Conduct of Business after Due Diligence Termination Date.  Seller
             --------------------------------------------------------
agrees that between the Due Diligence Termination Date and the Closing Date, Seller shall, and shall cause any Seller Group Member, not to enter into any contract, agreement, commitment or other arrangement with any party (other than standard customer agreements in the ordinary course of business), and not amend, modify or terminate any Corporation Agreement (other than Management Agreements in the ordinary course of business), in each case without the prior written consent of Purchaser.


Section 5.3  Risk of Loss.  The Purchased Assets shall be at the risk of Seller
             ------------
until the Closing. Until the Closing, Seller shall maintain, or shall cause to maintain, in force all the policies of property damage insurance under which any of the Purchased Assets is insured. If before the Closing any of the Purchased Assets are lost, damaged or destroyed and the loss, damage or destruction constitutes a material adverse change in the Business, then:

     (i) Purchaser may terminate this Agreement in accordance with the provisions of Article IX; or

     (ii) Purchaser may require Seller to assign to Purchaser, or cause to be assigned to Purchaser, the proceeds of any insurance payable as a result of the occurrence of such loss, damage or destruction, and shall consummate the transactions contemplated by this Agreement.

Section 5.4  Exclusive Dealings.  During the Interim Period, Seller shall not,
             ------------------
and shall cause each Seller Group Member, and their respective shareholders not to, take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to any person, other than Purchaser, its Agents and Seller's advisors, concerning any sale, transfer, assignment, licence, merger or similar transaction involving Seller, its shares or the Purchased Assets.

                         ------------------------------

                                   ARTICLE 6

                        FURTHER COVENANTS AND AGREEMENTS
                        --------------------------------


Section 6.1  Due Diligence.
             -------------

       (a) Subject to Section 6.1(b), until the later of (i) 30 days following the date of this Agreement, and (ii) 10 days following receipt by Purchaser of the completed Schedules as contemplated in Section 6.2 (the "Due Diligence Termination Date"), Purchaser shall have the right to conduct and complete its investigation of Seller Group, the Business, the Employee Benefit Plans and the Purchased Assets, and Purchaser, in its sole discretion, shall be satisfied in all respects with the results of such investigation and, in its sole discretion, shall have determined to proceed with the transactions contemplated by this Agreement. If Purchaser determines not to proceed with the transaction contemplated by this Agreement on or prior to the Due Diligence Termination Date, this Agreement may be terminated by Purchaser by delivering written notice thereof to Seller Group on or before the Due Diligence Termination Date, without any liability on the part of or recourse against Purchaser or any shareholders, directors, officers of employees thereof.

       (b) Notwithstanding Section 6.1(a), Purchaser shall have the right, exercisable in its sole discretion within 10 days of receipt by Purchaser of the Environmental Audits, to terminate this Agreement without liability on the part of or recourse against Purchaser or any shareholder, director, officer or employee thereof, if the results of Environmental Audits delivered prior to the Closing are not acceptable in all respects to Purchaser.


Section 6.2  Schedules and Exhibits.  The parties hereto acknowledge that this
             ----------------------
Agreement is being executed by the parties prior to the preparation and delivery by Seller of the Exhibits and Schedules contemplated herein. This Agreement shall be read and interpreted as if such Exhibits and Schedules have been attached and form part hereof so long as:

       (a) Seller shall, or shall cause Seller Group, to prepare and deliver to Purchaser within 21 days following the date of this Agreement (the "Attachment Delivery

             Date"), all Schedules contemplated herein, such Schedules to be in form and substance satisfactory to Purchaser, acting in its sole discretion; and

       (b) on or prior to the Attachment Delivery Date, the parties shall have agreed as to the form and substance of all Exhibits contemplated herein, acting reasonably.


In the event that the Schedules have not been delivered by the Seller on or prior to the Attachment Delivery Date, this Agreement may be terminated by the Purchaser, without any liability on the part of or recourse against Purchaser or Seller Group or any shareholders, directors, officers or employees thereof. In the event that the Exhibits have not been mutually agreed to by the parties on or prior to the Attachment Delivery Date, this Agreement may be terminated by Purchaser or Seller Group, without any liability on the part of or recourse against Purchaser or Seller Group, as the case may be, or any shareholders, directors, officers or employees thereof.


Section 6.3  Access to Information.
             ---------------------

     (a) Seller shall give, and shall cause to be given, to Purchaser and its Agents access to the Real Property and the Purchased Assets and all documents (including without limitation all Corporation Agreements), books and records of any Selling Group Member relating to the current and past operations of the Business (and the Employee Benefit Plans), and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview senior Employees during reasonable business hours, upon reasonable prior notice and in the presence of a representative of Seller.

     (b) Until the time of Closing and thereafter if the Closing does not take place, the parties hereto shall keep confidential, unless compelled by judicial or administrative process or, in the opinion of their respective counsel, by other requirements of law or regulations, any information relating to the business of any other party or their affiliates, obtained from such party or its agents or representatives. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material obtained from a party in connection with this Agreement and not theretofore made public (including all copies thereof) shall be returned to the party which provided such material.

     (c) From and after the Closing, Seller shall, and shall cause Seller Group, to keep confidential, unless compelled by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or regulation, any information obtained by, or known to, Seller Group or its agents in respect of the Business.


Section 6.4  Books and Records.  At reasonable times (and at all times required
             -----------------
by corporate or income tax law) after the Closing (a) Purchaser shall make available to Seller for inspection and copying the Books and Records included in the Purchased Assets to the extent reasonably required by Seller for tax, financial reporting and other purposes and (b) Seller shall make available to Purchaser for inspection and copying any of Seller's books and records relating to the Business (and the Employee Benefit Plans) which are not included in the Purchased Assets to the extent reasonably required by Purchaser for such purposes. Neither Seller on the one hand nor Purchaser on the other hand will dispose of any of such Books and Records without first offering them to the other. All the Books and Records shall be kept within Canada and shall be protected by Purchaser no less diligently than it protects its own books and records.


Section 6.5  Cooperation.  Purchaser and Seller agree (and Seller agrees to
             -----------
cause any Seller Group Member) to execute and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after the Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Purchaser and Seller the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of the respective obligations under this Agreement. Without limiting anything herein to the contrary, Seller shall make available to Purchaser, solely for the purposes of permitting Purchaser to respond to inquiries regarding the Purchased Assets, the activities of the Business and the Employees not employed by Purchaser, representatives of Seller's electronic data processing, operations, sales, personnel and quality assurance functions.


Section 6.6  Escrow Agreement.  At Closing, Purchaser, Seller and a mutually
             ----------------
agreed upon escrow agent shall enter into the Escrow Agreement in substantially the form of Exhibit A.

Section 6.7  Employment of Employees.
             -----------------------

     (a) Hiring of Employees.  Subject to Section 6.7(d), Purchaser shall offer
         -------------------
employment to the Employees, effective as of the Closing Date, at the salary levels (exclusive of any bonus or commission compensation) paid to such Employees by Seller and with credit for the number of years of service with Seller, in each case, as at the date hereof, and with such other employee benefits as are then offered to the Purchaser's employees. For greater certainty, Purchaser shall not be obligated to make payments to the Employees (including, without limitation, Earl Lewis, Ron Letourneau, Ron Mason and Pierre Matteau):

          (i) in excess of the base salary paid by Seller to each such Employee, or

          (ii) arising as a result of this Agreement or the transactions contemplated hereby, pursuant to any agreement or arrangement between Seller and any such Employee.

     (b) Collective Agreement.  Purchaser agrees to succeed to the rights and
         --------------------
obligations of Seller under the Collective Agreement to the extent that they apply to the Employees employed in the bargaining unit described in the Collective Agreement (the "Union Employees"), as required under the Collective Agreement and pursuant to applicable laws.

     (c) Hired Employees.  Employees, including the Union Employees, who accept
         ---------------
employment with the Purchaser pursuant to Section 6.7(a) shall be referred to in this Agreement as "Hired Employees".

     (d) Ingram and Richardson.  Purchaser shall offer employment to Richard
         ---------------------
Ingram and John Richardson, and each of Ingram and Richardson shall accept Purchaser's offer of employment, on terms and conditions more particularly set out in the employment agreement attached hereto as Exhibit D (the "Employment Agreement").

     (e) Seller's Obligations.  Subject to Section 6.8, Seller shall bear and
         --------------------
discharge any and all liability (i) in connection with any claim, grievance, action or demand of any kind by, on behalf of or in respect of any Employee, incurred as a result of an event that commenced or occurred on or before the Closing, (ii) that arose before the Closing for severance pay, notice of termination of employment or pay in lieu of such notice or damages for wrongful dismissal, or (iii) that has accrued up to the Closing for salary, wages, vacation pay, commissions, compensation and other employee benefits and any other remuneration, and Seller shall indemnify and save harmless Purchaser from and against any and all losses, damages, expenses, liabilities, claims and demands whatsoever made or brought against Purchaser by any person, association or trade union or by any governmental agency which in any way pertains to or arises out of such liability including, without limitation, any and all losses, damages, expenses, liabilities, claims and demands whatsoever with respect to wages, severance pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including vacation pay, and including any interest, award, judgment or penalty relating thereto and any costs or expenses incurred by Purchaser in defending any such claim or demand.

     (f) Purchaser's Obligation.  Subject to Section 6.8, Purchaser shall bear
         ----------------------
and discharge any and all liability in respect of Hired Employees (i) incurred as a result of an event that commences or occurs after the Closing, or (ii) that accrues from and after the Closing, and shall indemnify and save harmless Seller with respect thereto.


Section 6.8  Severance Costs.
             ---------------

     (a) Notwithstanding Sections 6.7(e) and 6.7(f), Seller and Purchaser agree that they shall each be responsible for one-half of all costs, liabilities and expenses (including, without limitation, severance and termination costs and related legal and outplacement costs) of Purchaser or Seller associated with or incurred as a result of the severance or termination, during the period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, of the employment of (a) the employees of Purchaser and its subsidiaries in its Canadian operations (including the Hired Employees) and (b) the Employees other than the Hired Employees who do not accept employment with Purchaser ("Severance Costs"). The Seller and the Principals jointly and severally agree to reimburse Purchaser for and shall indemnify and hold harmless Purchaser from and against 50% of the after-tax effect (in accordance with Section 6.8(b)) of the aggregate amount of all Severance Costs paid by Purchaser and Purchaser shall reimburse Seller Group for and shall indemnify and hold harmless Seller Group from and against 50% of the after-tax effect of the net amount of all Severance Cost paid by Seller Group. Notwithstanding the foregoing, Seller shall not be responsible for its portion of the Severance Costs attributable to the termination by Purchaser of those approximately 33 employees of Automated Record Centres Limited which Purchaser had identified as employees it planned to dismiss prior to the date of this Agreement.

     (b) To give effect to the provisions of Section 6.8(a), the party with fewer Severance Costs shall pay to the party with greater Severance Costs an amount equal to 50% of the after-tax effect of the difference in Severance Costs of the parties (the "Difference"). For the purposes of this Section 6.8, "after-tax effect" shall mean 91% of the Difference.


Section 6.9  Employer Health Tax.  Seller shall, notwithstanding the Closing,
             -------------------
continue to have sole responsibility and liability for the payment of tax under the Employer Health Tax Act (Ontario) and any similar legislation in respect of all remuneration paid to Employees in respect of the period ending on the Closing Date whether or not such remuneration is paid by Seller or the Purchaser and whether or not before or after the Closing Date.


Section 6.10  Employee Benefit Plans.  Seller shall remain responsible for, and
              ----------------------
shall indemnify Purchaser from and against any liability in respect of, any welfare, bonus, hospitalization insurance, medical benefit, dental benefit, disability insurance, post-retirement life insurance, post-retirement medical benefit, deferred compensation, profit-sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ("Employee Benefit Plans") maintained or provided for the benefit of the Employees or former Employees. Notwithstanding any provision contained in this Agreement to the contrary: (i) Purchaser shall not assume, or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit Plan maintained or provided by Seller for the benefit of Employees or former Employees of the Seller or in which Seller or its Employees or former Employees participate; and (ii) subject to Section 6.8 and any indemnification given by Seller to Purchaser pursuant to this Section 6.10, Purchaser shall be responsible for any liabilities and obligations arising under or as a result of any employee benefit plan maintained or provided by Purchaser for the benefit of the employees of Purchaser. The parties agree that, to the extent any existing Employee Benefit Plan, maintained by Seller for the benefit of Union Employees or in which the Seller participates, are required to be continued pursuant to the Collective Agreement, the parties will agree as to the most effective means of transferring such plans to Purchaser together with representations and related indemnities acceptable to the Purchaser, in its sole discretion. Seller shall indemnify Purchaser from and against any liabilities or obligations relating to such Employee Benefit Plans which arose on or prior to, or accrued up to, the Closing Date. From and after the Closing Date, Purchaser shall be responsible for the Employee Benefit Plans assumed by Purchaser pursuant hereto.

Section 6.11  Transfer Taxes.  Purchaser shall be liable for and shall pay all
              --------------
sales and transfer taxes, provincial taxes, federal taxes (including, for greater certainty, federal and provincial sales taxes and goods and services taxes), and all other taxes, duties or other like charges payable by Purchaser upon and in connection with the conveyance and transfer of the Purchased Assets by Seller Group to Purchaser and, for further certainty, excluding any income or corporation taxes payable by Seller Group.


Section 6.12  Investment Canada Act.  Purchaser shall file in a timely manner
              ---------------------
the notice required by the Investment Canada Act. Seller shall promptly provide Purchaser with any information available to it for the notice to be filed by Purchaser under the Investment Canada Act in connection with the transactions contemplated hereby.


Section 6.13  Environmental Audit.  Seller and Purchaser shall, at their equal
              -------------------
expense, have retained an environmental consultant acceptable to Purchaser and Seller to conduct Phase I environmental audits (the "Environmental Audit") of the Owned Real Property and, in Purchaser's sole discretion, of the Leased Real Property, in scope and on terms and conditions satisfactory to Seller and Purchaser. At the Purchaser's sole direction, Purchaser may require Phase II environmental audits of the Real Property based upon the results of the Environmental Audits. The cost of any Phase II environmental audits shall also be paid equally between Purchaser and Seller. To the extent the Environmental Audits identify any Environmental Contamination or other environmental matter in connection with the Real Property, the parties may agree as to a course of environmental remediation acceptable to Purchaser and Seller, failing which, either Purchaser or Seller may terminate this Agreement without any liability on the part of or recourse against Purchaser or Seller Group or any shareholders, directors, officers or employees thereof (except that Purchaser and Seller shall continue to be responsible for their respective share of the expenses incurred to complete the Environmental Audits.


Section 6.14  Compliance with Bulk Sales Legislation.  Purchaser hereby waives
              --------------------------------------
compliance by Seller with the requirements of any applicable provincial bulk sales legislation in connection with purchase and sale of the Purchase Assets including the bulk sale provisions of the Quebec Civil Code and the Bulk Sales Act (Ontario).

Section 6.15  Change of Name.  Forthwith after the Closing Date, and in any
              --------------
event within ten business days of the Closing Date, Seller Group shall take all such action as may be necessary to change the corporate names of Seller Group to names not including any Trademark Assets, including the names "Archivex" and "Stacs". Seller shall deliver or cause to be delivered to Purchaser all necessary withdrawals in form satisfactory to Purchaser's counsel of any business names, styles or trade names registered in the name of Seller Group, including the Trademark Assets.


Section 6.16  Performance by Seller.  The Principals shall cause each Seller
              ---------------------
Group Member to perform and satisfy its obligations and covenants under the terms of this Agreement and in addition to the provisions for indemnification set out elsewhere in this Agreement, each of Ingram, Sagarmatha, Gestion and Newco agrees, jointly and severally with Seller, to indemnify and save harmless Purchaser from and against all claims, actions, suits, losses, costs, damages, expenses and liabilities (including reasonable legal fees) for which any of Seller, Ingram or Sagarmatha have agreed to indemnify Purchaser pursuant to the Agreement. Each of Ingram, Sagarmatha, Gestion and Newco agrees that in the event of a breach of any representation, warranty or covenant of any Seller Group Member contained herein, each of Ingram, Sagarmatha, Gestion and Newco shall jointly and severally be liable to Purchaser for such breach as though it were the primary obligor with respect to any such representation, warranty or covenant.


Section 6.17  Gestion 19-12 Ltee.  Notwithstanding any provision to the contrary
              ------------------
contained herein, Purchaser shall have the option, exercisable upon written notice to Seller at any time prior to the Due Diligence Termination Date, to acquire on the Closing Date, and in lieu of the acquisition by Purchaser of the Purchased Assets owned by Gestion all of the issued and outstanding shares in the capital of Gestion, (the "Gestion Acquisition"), and the parties agree to do all such things and execute all such agreements and other documents necessary to give effect to he Gestion Acquisition.


Section 6.18  Accounts Receivable and Trade Payables.
              --------------------------------------

     (a) Purchaser shall cooperate with Seller and use its reasonable efforts to assist Seller Group, at no cost to the Seller Group, in collecting any accounts receivable of the Business not assigned to Purchaser, which remain outstanding as at the Closing Date and which have not otherwise been collected by Seller Group.

     (b) Any payment made by an account debtor to Purchaser or Seller Group (exclusive of any actual or deemed right of set-off by an account debtor) in respect of:

         (i) accounts receivable outstanding for less than 90 days from the invoice date thereof, shall be deemed to have been paid with respect to and shall be applied against the oldest portion of any indebtedness owed by such account debtor, unless at the time of payment such account debtor directs that the payment be applied to a payment of a particular account receivable or it is otherwise obvious that payment should be applied to a particular account receivable;

         (ii) accounts receivable outstanding for in excess of 90 days from the invoice date thereof shall be deemed to have been paid with respect to and shall be applied against any indebtedness owed by such account debtor to Purchaser, unless at the time of payment such account debtor directs that the payment be applied otherwise than to an account receivable of Purchaser or it is otherwise obvious that payment should be applied to a particular account receivable.

     (c) Seller Group shall pay all accounts payable of Seller Group, not assumed by Purchaser, arising in connection with the Business which are outstanding and payable by Seller Group, or which have accrued to the account of Seller Group, as at the Closing.


Section 6.19  Non-Competition.  To induce Purchaser to enter into this Agreement
              ---------------
and purchase the Purchased Assets, each Seller Group Member (by execution of this Agreement) agrees as an independent covenant that, for a period of five years following the Closing Date, none of the members of Seller Group, nor any entity owned, controlling or controlled, directly or indirectly, by any Seller Group Member, (a) shall engage in any business operation substantially similar to the Business as the same is conducted on the Closing Date, either as an owner, consultant, manager, associate, shareholder, employee, partner, agent, principal or otherwise, within 250 miles of any location at which Purchaser conducts any portion of its business as of the Closing Date (including those locations acquired as part of the Purchased

Assets) or (b) shall solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor or supplier of Purchaser or any of its affiliates to cease to do business (or reduce the amount of business) or terminate his or her employment with Purchaser or any of its affiliates. Each Seller Group Member acknowledges and agrees that the restrictions contained in this Section 6.19 are reasonable and necessary to protect the legitimate interests of Purchaser and agrees that under the circumstances of the transactions contemplated by this Agreement, such restrictions are given as an integral and essential part of the transactions contemplated by this Agreement and are necessary in order to protect and maintain the business, assets and goodwill acquired by Purchaser in connection with the transactions contemplated by this Agreement, and that any violation of this Section 6.19 will result in irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser, and, therefore, Purchaser shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled. If any portion of the covenants or agreements contained in this Section 6.19 or the application thereof is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. Each Seller Group Member agrees to waive all defences to the strict enforcement of this Section 6.19 by Purchaser. Notwithstanding the foregoing, Richardson shall not be responsible for any actions of any other Seller Group Member contrary to the provisions hereof and the other Seller Group Members shall not be responsible for the actions of Richardson contrary to the provisions hereof.


Section 6.20  Docuguard.  Seller shall use its best efforts to effect the
              ---------
transfer to Purchaser of the Docuguard Shares and any and all economic benefit accruing to Seller in connection with Docuguard unless Purchaser determines, based upon its due diligence review, and with notice to Seller on or prior to the Due Diligence Termination, that Purchaser does not wish to acquire the Docuguard Shares and that, notwithstanding Section 1.1(a)(xiii), the Docuguard Shares shall not constitute a part of the Purchased Assets.

Section 6.21  Shelving.  Purchaser shall pay to the Seller Group all costs and
              --------
expenses relating to the purchase by Seller Group of shelving units delivered to Seller subsequent to January 31, 1998 and prior to Closing, more particularly described in Schedule T, to a maximum of $426,000.

                        ------------------------------

                                   ARTICLE 7

                    CONDITIONS TO OBLIGATIONS OF PURCHASER
                    --------------------------------------


          The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in its sole discretion:


Section 7.1  Representations and Warranties.  Each of the representations and
             ------------------------------
warranties of Seller and the Principals set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct as if made on and as of the Closing Date except as such representations may be affected by events or transactions expressly permitted by this Agreement.


Section 7.2  Performance of Agreements.  Seller shall have performed and
             -------------------------
complied with, or caused any Seller Group Member to perform or comply with, all of the covenants and agreements of any Seller Group Member contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.


Section 7.3  Due Diligence Investigations.  Purchaser shall have conducted and
             ----------------------------
completed its due diligence investigations as contemplated in Section 6.1 hereof to its full and complete satisfaction. Purchaser shall be deemed to be satisfied with the results of its due diligence investigation if no notice to the contrary is delivered to Seller Group on or before the Due Diligence Termination Date.


Section 7.4  Exhibits and Schedules.  The Schedules and Exhibits shall have been
             ----------------------
prepared and delivered in accordance with Section 6.2 hereof.


Section 7.5  Board Approval.  Purchaser shall have obtained approval of the
             --------------
board of directors of Pierce Leahy Corp., its U.S. parent corporation for the transactions contemplated by this Agreement on or before the Due Diligence Termination Date. In the event that the board of directors of Pierce Leahy Corp. have not approved the transactions contemplated in this Agreement on or prior to the Due Diligence Termination Date, this Agreement may be terminated by Purchaser by delivery of written notice thereof to Seller Group within 5 days after the Due Diligence Termination Date without any liability on the part of or recourse against Purchaser or any shareholders, directors, officers or employees thereof.


Section 7.6  No Material Adverse Change.  During the Interim Period, there shall
             --------------------------
not have been any material adverse change in the Purchased Assets (in the aggregate), results of operations or condition of the Business (financial or otherwise).


Section 7.7  No Actions, Etc.  No action, suit, proceeding or investigation by
             ----------------
or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Purchased Assets or to operate the Business.


Section 7.8  Bankers' Approval.  Purchaser shall have obtained from its bankers,
             -----------------
on or before the Due Diligence Termination Date, their written consent and approval to the transactions subject to this Agreement and Purchaser covenants to use its reasonable best efforts to obtain such approval. In the event that approval of Purchaser's bankers is not obtained on or prior to the Due Diligence Termination Date, this Agreement may be terminated by Purchaser by delivering written notice thereof to Seller Group within 5 days after the Due Diligence Termination Date without any liability on the part of or recourse against Purchaser or any shareholders, directors, officers or employees thereof.


Section 7.9  Permits.  Seller shall have used its best efforts to obtain any
             -------
consents from, or provided notice to, any federal, provincial or municipal government or governmental agency as may be required to transfer any such Permits as are transferable to Purchaser.


Section 7.10  Consents; Acknowledgement of Lessor.  All consents of all third
              -----------------------------------
parties required to consummate the transactions provided for in this Agreement shall have been obtained (including, if applicable, any consents required under the Competition Act (Canada) and the Investment Canada Act),and Purchaser shall have received, with respect to the Leased Real Property, from each lessor an estoppel certificate, and each lessor's acknowledgement that the applicable Lease may be assumed by Purchaser, all in form and content acceptable to Purchaser. Without limiting the generality of the foregoing, and subject to Section 1.1(c), Seller shall have obtained or cause to be obtained all consents, approvals, licenses, permits or waivers which are required to transfer the Corporation Agreements to Purchaser pursuant hereto.


Section 7.11  Liens.  Seller shall have paid, satisfied and discharged all Liens
              -----
applicable to the Purchased Assets including, without limitation, the Liens in favour of The Toronto Dominion Bank, RoyNat Inc. and Gilbey Canada Inc., and other than the permitted Liens identified on Schedule E.


Section 7.12  Receipt of Environmental Audit.  The Environmental Audits of the
              ------------------------------
Real Property (together with any Phase II environmental audits to be performed in accordance herewith) shall have been completed, the results of which shall be acceptable in all respects to Purchaser, in its sole discretion, such determination to be made within 10 days of receipt by the Purchaser of final audit reports for all the properties.


Section 7.13  Reorganization.  The reorganization of the Business in the manner
              --------------
contemplated in Exhibit F (the "Reorganization") shall have been completed without any adverse Tax consequences to the Business, the Purchased Assets or Purchaser.


Section 7.14  Owned Real Property.  Seller shall have delivered or caused
              -------------------
Sagarmatha and Gestion to deliver to Purchaser appropriate declarations of title and possession relating to the Owned Real Property, in form and substance satisfactory to Purchaser and Purchaser's counsel, together with a legal title opinion of Seller's counsel for the Owned Real Property in the Province of Quebec in a form satisfactory to Purchaser and Purchaser's counsel and a legal title opinion of Purchaser's counsel to Owned Real Property outside the Province of Quebec.


Section 7.15  Deliveries.  All documents required to be delivered by any Seller
              ----------
Group Member at or prior to the Closing Date shall have been delivered to Purchaser at Closing.

                        ------------------------------

                                   ARTICLE 8

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

          The obligations of Seller (and any applicable Seller Group Member) to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Seller may waive in its sole discretion:


Section 8.1  Representations and Warranties.   Each of the representations and
             ------------------------------
warranties of Purchaser set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct as if made on and as of the Closing Date.


Section 8.2  Performance of Agreements.   Purchaser shall have performed and
             -------------------------
complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.


Section 8.3  No Material Adverse Change.   During the period from the date
             --------------------------
hereof to the Closing Date there shall not have been any material adverse change in the ability of Purchaser to perform its obligations under this Agreement.


Section 8.4  No Actions, Etc..   No action, suit, proceeding or investigation by
             ----------------
or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Purchased Assets or operate the Business.

Section 8.5  Exhibits.  The Exhibits shall have been prepared and delivered in
             --------
accordance with Section 6.2 hereof.


Section 8.6  Deliveries.  All documents required to be delivered by Purchaser at
             ----------
or prior to Closing shall have been delivered to Seller at Closing.

                         ------------------------------

                                   ARTICLE 9

                                  TERMINATION
                                  -----------


Section 9.1  Termination.  This Agreement may be terminated, and the
             -----------
transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date:

     (a)  by mutual written consent of the Purchaser and Seller;

     (b) by either Purchaser on the one hand or Seller on the other hand if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement;

     (c) by either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable;

     (d) by either Purchaser or Seller, if the transaction shall not have been consummated on or before April 30, 1998;

     (e) by Seller if any of the conditions specified in Article VIII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied;

     (f) by Purchaser if any of the conditions specified in Article VII has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied;

     (g)  by Purchaser in accordance with Sections 6.1, 6.2, 7.5 and 7.8; or

     (h)  by Seller Group in accordance with Section 6.2.; or

     (i)  by either Purchaser or Seller in accordance with Section 6.13

Section 9.2  Status of Agreement after Termination.  Upon any termination of
             -------------------------------------
this Agreement pursuant to Section 9.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that the respective obligations of the parties set out under Section 6.3(b) shall survive termination of this Agreement and shall continue in full force and effect for the respective benefit of the parties hereto.

                         ------------------------------

                                  ARTICLE 10

                                    CLOSING
                                    -------


Section 10.1  Seller's Deliveries.  At the Closing, Seller shall deliver, or
              -------------------
cause a Seller Group Member to deliver, to Purchaser:

     (a) a general conveyance and assumption of liabilities agreement substantially in the form of Exhibit F duly executed by Seller, together with such other bills of sale or instruments of conveyance, assignment or transfer to be executed by such other Seller Group Members as Purchaser may require;

     (b) all duly executed deeds, documents of title, conveyances, assurances, transfers, assignments, consents and approvals to the assignment of the Owned Real Property, along with any other documents necessary to sell, transfer, assign, and convey the Owned Real Property to Purchaser, all such documents being in registrable or recordable form as may be reasonably required by Purchaser's counsel;

     (c) a certificate signed by the President of Seller and the Principals, dated the Closing Date, substantially in the form of Exhibit G, confirming: (i) the truth and correctness of all of the representations and warranties of Seller and the Principals contained in this Agreement as of Closing Date and as of all times between the date hereof and the Closing Date; (ii) all agreements and covenants of Seller Group required to have been complied with have been complied with; and (iii) that all necessary corporate action has been taken by the Seller Group to authorize the consummation of the transactions contemplated by this Agreement;

     (d) a certificate signed by the Secretary or other officer of each Seller Group Member party hereto, dated the Closing Date, substantially in the form of Exhibit H, attaching the constating documents and by-laws of such Seller Group Member, the corporate resolutions of such Seller Group Member authorizing the execution, delivery and performance by such Seller Group Member of this Agreement and the certificate of status of such Seller Group Member;

     (e) certificates evidencing the payment of all taxes collectable or payable by Seller in respect of the Business under provincial retail sales tax legislation of each province in which the Purchased Assets are located (where applicable);

     (f) keys to the Real Property and to all automobiles and vehicles included in the Purchased Assets;

     (g)  all documents referred to in Section 1.5;

     (h) the Escrow Agreement, substantially in the form of Exhibit A, duly executed by Seller;

     (i) Employment Agreements between Purchaser and each of Ingram and Richardson, substantially in form of Exhibit D, duly executed by each of Ingram and Richardson;

     (j)  a Non-Competition Agreement executed by Ingram;

     (k) an opinion of Seller's counsel, dated the Closing Date, in form and content reasonably acceptable to Purchaser, substantially in the form of Exhibit I;

     (l)  any revised Schedules to the Agreement as contemplated herein;

     (m) an executed lease estoppel and subordination and non-disturbance agreements to which reference is made in Section 7.10;

     (n) executed consents and acknowledgement of each lessor to which reference is made in Section 7.10; and

     (o) all deeds of conveyance, bills of sale, assurances, transfers, assignments, consents, and such other agreements, documents and instruments as may be reasonably required by Purchaser to complete the transactions provided for in this Agreement.

Section 10.2  Purchaser's Deliveries.  At the Closing, Purchaser shall deliver
              ----------------------
or cause to be delivered to Seller:

     (a) a general conveyance and assumption of liabilities agreement substantially in the form of Exhibit F duly executed by Purchaser;

     (b) the Purchase Price in the form and manner provided for in Section 1.2 hereof and payment to Ingram as contemplated by the Non-Competition Agreement;

     (c) a certificate signed by the President of Purchaser, dated the Closing Date, substantially in the form of Exhibit J, confirming: (i) the truth and correctness of all of the representations and warranties of Purchaser contained in this Agreement as of the Closing Date and as of all times between the date hereof and the Closing Date; (ii) that all agreements and covenants of Purchaser required to have been complied with have been complied with; and (iii) that all necessary corporate action by Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement;

     (d) a certificate signed by the Secretary or other officer of Purchaser, dated the Closing Date, substantially in the form of Exhibit K, attaching the constating documents and by-laws of Purchaser, the corporate resolutions of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the certificate of status of Purchaser;

     (e) the Escrow Agreement, substantially in the form of Exhibit A, duly executed by Purchaser;

     (f)  the Non-Competition Agreement;

     (g) Employment Agreements between Purchaser and each of Ingram and Richardson, substantially in form of Exhibit D, duly executed by Purchaser;

     (h)  all documents referred to in Section 1.5; and

     (i) an opinion of Purchaser's counsel, dated the Closing Date, in form and content reasonably acceptable to Seller, substantially in the form of Exhibit L.

Section 10.3  Prorations.  All taxes, assessments, utilities and other similar
              ----------
expenses on or relating to the Purchased Assets shall be prorated between the parties hereto as of the Closing unless otherwise agreed to by Purchaser and Seller; and in the event any such taxes or other expenses are not then ascertainable, such proration shall be made on the basis of the most recently ascertainable estimates of such taxes or other expenses. All rentals, deposits, advances, periodic payments and other amounts paid or to be paid by Seller under the Corporation Agreements shall be prorated between Seller and Purchaser as of the Closing unless otherwise agreed to by Purchaser and Seller. Amounts due each party hereto as a result of the application of this Section 10.3 shall be offset against each other and the resulting balance shall be promptly paid by one party to the other. If any statement or invoice necessary to make the foregoing determination has not yet been received and the amount due thereunder is not otherwise ascertainable, then proration and payment therefor shall be defined until such statement or invoice has been received.


Section 10.4  Parties to Bear Own Expenses.  Whether or not the transactions
              ----------------------------
contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for lawyers, accountants and other advisors.

                         ------------------------------

                                  ARTICLE 11

                                INDEMNIFICATION
                                ---------------


Section 11.1  Indemnification by Seller.  In addition to the provisions for
              -------------------------
indemnification set out elsewhere in this Agreement, Seller, Ingram and Sagarmatha agree to jointly and severally indemnify and save harmless Purchaser from all losses, claims, damages, liabilities, deficiencies, costs and expenses (including without limitation all reasonable legal fees) ("Losses") suffered or incurred by Purchaser as a result of or arising out of or in connection with:

     (a) any breach by Seller or Principals or any inaccuracy of any representation or warranty of Seller or the Principals contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (b) any breach or non-performance by a Seller Group Member of any covenant to be performed by it contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (c) any error contained in any statement, report, certificate or other document or instrument delivered to Purchaser pursuant to this Agreement or contained in any Schedules;

     (d) the waiver by Purchaser of compliance with the provisions of provincial bulk sale legislation in connection with the completion of the sale of the Purchased Assets pursuant to this Agreement;

     (e) any cost, expense or liability which Purchaser or its directors, officers, agents and employees incur or suffer by reason of the Reorganization;

     (f) any and all liabilities, obligations, indebtedness or debts (including without limitation, liabilities for any and all Taxes) of any nature whatsoever, whether accrued, absolute, contingent or otherwise incurred or arising as a result of the Reorganization (including any liabilities, obligations, indebtedness or debt which, but for the Reorganization, would not have been a liability, obligation, indebtedness or debt of Seller Group or the Business and any other expenses related thereto);

     (g) any legal action commenced either before or after the Closing by or against any Seller Group Member relating to the Business or the Purchased Assets, which legal action relates to events which occurred prior to the Closing;

     (h) any claim by a third party relating to services performed by or actions taken or failed to be taken by Seller Group in connection with the Business prior to the time of the Closing or any instant or occurrence that occurred prior to the time of the Closing (notwithstanding that the damage therefrom may be suffered on or after the Closing Date); and

     (i) all other debts or liabilities whatsoever (whether accrued, absolute, contingent or otherwise) of the Business existing at the Closing, including, without limitation, any liabilities for federal, provincial, sales, excise, income, corporate or any other taxes of the Business for any period up to and including the Closing, other than Assumed Liabilities.


Section 11.2  Environmental Indemnification.  Notwithstanding any disclosure by
              -----------------------------
Seller Group or any knowledge of Purchaser (including, without limitation, the Environmental Audits prepared in connection with the transactions contemplated hereby) as to any Environmental Contamination or breach of Environmental Law, Seller, Ingram and Sagarmatha agree to jointly and severally indemnify, and save harmless each of Purchaser, its directors, officers, employees and agents and any successor to Purchaser's interest in all or any part of the assets of the Business (including, without limitation, persons to whom this indemnity is assigned under Section 12.6) and all directors, officers, employees and agents of such successors (collectively, all of the foregoing are referred to as the "Purchaser Related Indemnified Parties") from all Losses suffered or incurred by any such Purchaser Related Indemnified Party as a result of or arising directly or indirectly out of or in connection with any one or more of the following (the "Environmental Indemnity"):

     (a) the failure of Seller Group to comply with Environmental Laws respecting the Real Property, the operation of the Business or the Purchased Assets;

     (b) with respect to the Owned Real Property, the failure of any predecessor in title to Sagarmatha and Gestion to comply with Environmental Laws;

     (c) any Environmental Contamination existing on or prior to the Closing Date relating to the Business, the Purchased Assets or the Real Property;

     (d) any Environmental Contamination relating to the Leased Real Property caused or permitted, to the extent and for the portion that such Environmental Contamination was so caused or permitted, by Seller Group or any agent, officer, employee or other person over whom any Seller Group Member exercises control or for whom any Seller Group Member is responsible at law, existing on or prior to the Closing Date;

     (e) any Environmental Contamination or breach of Environmental Laws relating to the Real Property, the Purchased Assets or the operation of the Business existing after the Closing Date, to the extent and for the portion caused by or as a result of a fault, defect, process or activity which existed or commenced prior to the Closing Date;

     (f) any breach by Seller of, or any inaccuracy of, any representation or warranty of Seller contained in Section 2.29;

     (g) any requirement imposed by a governmental authority to change, improve or modify the processes of the Business, the Real Property or the Purchased Assets or the manner in which the Business is conducted immediately prior to the Closing so as to bring the same into a state of compliance with Environmental Laws in effect at the Closing, including the requirement for the Business to have any Environmental Permit which was necessary for the lawful operation of the Business as operated immediately prior to the Closing (collectively, all of such Environmental Permits are referred to as the "Missing Permits") including, without limitation, any activities of the Purchaser Related Indemnified Parties in connection with either or both of the following:

          (i)  obtaining or attempting to obtain the Missing Permits, or

          (ii) satisfying or attempting to satisfy any requirement imposed by a governmental authority as preconditions to the issuance of any one or more of the Missing Permits or as conditions in the Missing Permits to change, improve or modify the processes of the Business or the Purchased Assets, the Leased Property or the manner in which the Business is conducted; and

     (h) any breach or non-performance by a Seller Group Member of any covenant to be performed by it relating to an environmental matter which is contained in this Agreement.

Section 11.3  Limitation on Environmental Indemnity.
              -------------------------------------

(a) Subject to Section 11.3(b), the indemnity obligations of Seller, Ingram and Sagarmatha contemplated in Section 11.2 shall continue in full force and effect for the benefit of Purchaser and Purchaser Related Indemnified Parties for a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date.

(b) Notwithstanding Section 11.3(a), to the extent the Environmental Audits (and Phase II environmental audits) reveal any Environmental Contamination relating to the Real Property, the parties agree that the indemnity obligations of Seller, Ingram and Sagarmatha set out in Section 11.2 shall continue in respect thereof for so long as is agreed to by Purchaser and Seller, acting reasonably, and accordingly, such indemnity obligations shall not be subject to the five year limitation set out in Section 11.3(b).


Section 11.4  Indemnification by Purchaser.  In addition to the provisions for
              ----------------------------
indemnification set out elsewhere in this Agreement, Purchaser agrees to indemnify and save harmless Seller and the Principals from all Losses suffered or incurred by Seller and the Principals as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by Purchaser of or any inaccuracy of any representation or warranty of Purchaser contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (b) any breach or non-performance by Purchaser of any covenant to be performed by it which is contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (c)  any of the Assumed Liabilities; and

     (d) any liabilities or obligations of the Business incurred after the Closing.

Section 11.5  Application of Escrow Amount.  From time to time after the Closing
              ----------------------------
Date, and for so long as the Escrow Amount is subject to the terms of the Escrow Agreement, Purchaser shall be entitled to satisfy the full amount of any indemnity claim hereunder validly made against Seller or the Principals pursuant to the indemnity granted by Seller and the Principals to Purchaser under this
Article XI, by making a demand for payment out of the Escrow Amount, such demand and payment to be made in compliance with the terms of the Escrow Agreement.


Section 11.6  Basket.  Notwithstanding the foregoing, no party hereto shall have
              ------
any liability for indemnification pursuant to Sections 11.1(a), 11.1(c), 11.11(i) or 11.4(a) for breaches of representations and warranties set out herein, unless and until the accumulated aggregate amount of Losses of such party arising from breaches of representations and warranties hereunder exceeds $100,000 (before any adjustment for taxes as contemplated in Section 11.8), following which all such accumulated Losses and all further Losses of such party shall be recoverable as provided in this Agreement.


Section 11.7  Notice of Claim.  In the event that a party (the "Indemnified
              ---------------
Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Such notice shall specify whether the claim arises as a result of a claim by a third person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.


Section 11.8  Adjustment for Tax Effect.  To the extent that a party (the
              -------------------------
"Indemnifying Party") becomes liable to pay any amount for which any other person (the "Indemnified Party") can claim indemnification hereunder, and such amount is deductible by the Indemnified Party for income tax purposes, the Indemnifying Party shall, notwithstanding any other provision hereof, be obligated to pay to the Indemnified Party only the loss which the Indemnified Party would suffer or actually suffered after having regard to the effect of such deductions.

Section 11.9  Direct Claims.  With respect to any Direct Claim, following
              -------------
receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which the matter shall be determined by a court of competent jurisdiction.


Section 11.10  Indemnification Procedure
               -------------------------

     (a) In the case of claims or demands made by a third party with respect to which indemnification is sought, the party seeking indemnification shall give prompt written notice to the other party of any such claims or demands made upon it, provided that in the event of a failure to give such notice, such failure shall not preclude the party seeking indemnification to obtain such indemnification but its right to indemnification shall be reduced to the extent that the delay prejudiced the defence of the claim or demand or increased the amount of liability or cost of defence.

     (b) A party given notice of a claim or demand in respect of which indemnification is sought (hereinafter referred to as the "Indemnifying Party" in this Section) by the other party (hereinafter referred to as the "Indemnified Party" in this Section) shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in Section 11.10(a) to assume the control of the defense, compromise or settlement of the claim or demand, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges and agrees in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained herein in respect of that claim or demand.

     (c) Upon the assumption of control of any claim or demand by the Indemnifying Party as set out in Section 11.10(b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the claim or demand at its sole expense, including, if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any claim or demand at its own expense. The Indemnifying Party shall have the right to settle or compromise any claim or demand, acting reasonably, provided that it first obtains releases in favour of, and at no cost to, the Indemnified Party which are acceptable to the Indemnified Party, acting reasonably. If the Indemnifying Party has assumed control of any claim or demand in accordance herewith, the Indemnified Party shall not be entitled to settle or compromise such claim or demand without the prior written approval of the Indemnifying Party, acting reasonably.

     (d) The final determination of any claim or demand pursuant to this Section, including all related costs and expenses, will be binding and conclusive upon the parties as to the validity or invalidity, as the case may be of such claim or demand against the Indemnifying Party hereunder.

     (e) Should the Indemnifying Party fail to give notice to the Indemnified Party as provided in Section 11.2(b), the Indemnified Party shall be entitled to make such settlement of the claim or demand as in its sole discretion may appear advisable, and such settlement or any other final determination of the claim or demand shall be binding upon the Indemnifying Party.


Section 11.11  Duty to Mitigate.  Nothing in this Agreement shall in any way
               ----------------
restrict or limit the general obligation at law of an Indemnified Party to mitigate Losses which it may suffer or incur by reason of the breach by an Indemnifying Party of any representation, warranty or covenant of the Indemnifying Party hereunder. If any Loss can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the Indemnified Party shall take all appropriate steps to enforce such recovery, settlement or payment.

                         ------------------------------

                                   ARTICLE 12

                                    GENERAL
                                    -------


Section 12.1  Headings and Table of Contents.  The division of this Agreement
              ------------------------------
into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


Section 12.2  Number and Gender.  Unless the context requires otherwise, words
              -----------------
importing the singular include the plural and vice versa and words importing gender include all genders.


Section 12.3  Currency and Payment Obligations.  Except as otherwise expressly
              --------------------------------
provided in this Agreement:

     (a) all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

     (b) any payment contemplated by this Agreement shall be made by cash, certified cheque, wire transfer or any other method that provides immediately available funds.


Section 12.4  Statute References.  Any reference in this Agreement to any
              ------------------
statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.


Section 12.5  Section and Schedule References.  Unless the context requires
              -------------------------------
otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement.

Section 12.6  Assignability of Environmental Indemnity.  Purchaser (including
              ----------------------------------------
any Assignee as defined below) may, at any time and from time to time, assign all or any part of the benefit of the Environmental Indemnity to any purchaser of, or lender to, all or any part of the Business or purchaser of any of the Purchased Assets used prior hereto, now or hereafter in the Business or assignee or purchaser of Purchaser's interest in the Real Property or a party thereof (any such purchaser or purchasers, assignees or lenders being referred to as an "Assignee") by delivering a notice in writing to Seller and the Principals setting out Purchaser's intention to assign all or part of the benefit of the Environmental Indemnity and the identity of the person or persons to which the assignment is to be made. Upon any such assignment, Seller and the Principals shall be bound to indemnify the person or persons named in such notice to the extent of the assignment of the environmental Indemnity as if such person or persons were a party to this Agreement as Purchaser. No such assignment shall relieve Seller and the Principals of the continuing obligation to indemnify under the Environmental Indemnity and such obligations shall continue unaffected by the assignment.


Section 12.7  Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier services that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

If to Seller:   Archivex Inc.
                c/o Richard Ingram
                22 Ramezay Avenue
                Westmount, Quebec
                H3Y 3J6

                Fax:        (514) 937-5613
                Attention:  Richard Ingram

With a copy (which shall not constitute notice) to:

          Mendelsohn, Rosentzveig, Shacter
          27e et. 1000 rue Sherbrooke O.
          Montreal, Quebec
          H3A 3G4

          Fax:        (514) 987-1213
          Attention:  Max Mendelsohn

If to Purchaser:

          Pierce Leahy Command Company
          c/o Pierce Leahy Corp.
          631 Park Avenue
          King of Prussia, PA
          19406 U.S.A.

          Fax:        (610) 992-8200
          Attention:  Vice-President

With a copy (which shall not constitute notice) to:

          Cozen & O'Connor
          The Atrium
          1900 Market Street
          Philadelphia, PA
          19103

          Fax:        (212) 665-2013
          Attention:  Richard Busis
and a copy (which shall not constitute notice) to:


          Blake, Cassels & Graydon
          Box 25, Commerce Court West
          Toronto, Ontario
          M5L 1A9

          Fax:        (416) 863-2653
          Attention:  Frank Guarascio


          Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given shall be deemed to be delivered on the fifth (5th) business day after the same is deposited in the United States or Canada mail (as the case may be) on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next day, if sent by facsimile after the close of business.


Section 12.8  Entire Agreement.  This Agreement, together with Exhibits and
              ----------------
Schedules attached hereto and the confidentiality agreement delivered by Purchaser to Seller dated February 29, 1996, constitutes the entire agreement between the parties pertaining to this subject matter and supersedes all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by both parties.


Section 12.9  Time of Essence.  Time shall be of the essence of this Agreement.
              ---------------


Section 12.10  Severability.  If any provision of this Agreement is determined
               ------------
by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

Section 12.11  Governing Law.  This Agreement shall be construed, interpreted
               -------------
and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.


Section 12.12  Amendment and Waiver.  No amendment or waiver of any provision of
               --------------------
this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.


Section 12.13  Further Assurances.  Each of the parties hereto shall with
               ------------------
reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions as contemplated by this Agreement, and each of such parties shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions, whether before or after the Closing.


Section 12.14  Assignability; Binding Effect.  This Agreement may not be
               -----------------------------
assigned by any party hereto without the prior written consent of the other parties provided that:

     (a) this Agreement and any rights or obligations hereunder may be assigned by any party without the consent of the others to an affiliate of the party assigning, provided that such affiliate enters into a written agreement with the other parties to be bound by the provisions of this Agreement in all respects and to the same extent as the party assigning is bound and provided that the party assigning shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so; and

     (b) after the Closing, this Agreement and any rights or obligations hereunder may be assigned by Purchaser, without the consent of the other parties hereto, to a purchaser of the Business, provided that Purchaser will continue to be bound by the terms of this Agreement.

Section 12.15  Language.  The parties have required that this Agreement and all
               --------
deeds, documents and notices relating to this Agreement be drawn up in the English language. Les parties aux presentes ont exige que le present contrat et tous autres contrats, documents ou avis afferents aux presentes soient rediges en langue anglaise.


Section 12.16  Counterpart Execution.  This Agreement may be executed in any
               ---------------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                        ARCHIVEX INC.


                                        By: /s/ Richard Ingram
                                            ---------------------------------
                                        Name:  Richard Ingram
                                        Title: Chairman


                                         By: /s/ John Richardson
                                             --------------------------------
                                        Name:  John Richardson
                                        Title: President

                   )
/s/ J.A. Samson    )                     /s/ Richard Ingram
-----------------  )                     ------------------------------------
WITNESS            )                     RICHARD INGRAM
                   )
                   )
/s/ J.A. Samson    )                     /s/ John Richardson
-----------------  )                     ------------------------------------
WITNESS            )                     JOHN RICHARDSON
                   )

                              SAGARMATHA CAPITAL INC.

                              By:   /s/ Richard Ingram
                                    --------------------------------
                              Name:  Richard Ingram
                              Title: President

                              By:
                                 -----------------------------------
                              Name:
                              Title:

                              GESTION 19-12 LTEE.

                              By:   /s/ Richard Ingram
                                    ------------------------------------
                              Name:   Richard Ingram
                              Title:  Chairman

                              By:   /s/ John Richardson
                                    ------------------------------------
                              Name:
                              Title:

                              3371751 CANADA INC.

                              By:   /s/ Richard Ingram
                                    ------------------------------------
                              Name:   Richard Ingram
                              Title:  Chairman

                              By:
                                    ------------------------------------
                              Name:
                              Title:

                              PIERCE LEAHY COMMAND COMPANY

                              By:   /s/ J. Peter Pierce
                                    ------------------------------------
                              Name:   J. Peter Pierce
                              Title:  President - CEO

                              By:   /s/ Joseph P. Linaugh
                                    ------------------------------------
                              Name:   Joseph P. Linaugh
                              Title:  Vice President - Treasurer